PRODUCT SUPPLEMENT	Filed Pursuant to Rule 424(b)(2)
For Market-Linked Notes	Registration Statement No. 333-200365
(To Prospectus dated November 19, 2014)

Morgan Stanley
GLOBAL MEDIUM-TERM NOTES, SERIES F
Senior Notes

Market-Linked Notes
Linked to One or More Indices and/or Exchange-Traded Funds

We, Morgan Stanley, may offer from time to time market-linked notes that may be linked to a single index, the shares of an exchange-traded fund or a basket consisting of two or more components which may be indices and/or exchange-traded funds.  We refer to any index, shares or basket to which the notes may be linked as the underlying asset.  The specific terms of any such market-linked notes that we offer, including the name(s) of the underlying asset(s), will be included in a pricing supplement.  If the terms described in the applicable pricing supplement are inconsistent with those described in this product supplement for market-linked notes, any accompanying index supplement or the accompanying prospectus, the terms described in the applicable pricing supplement will prevail.  In this product supplement for market-linked notes, we refer to the market-linked notes as the notes.  The notes will have the following general terms:

•      At maturity, the payment due per note will be an amount in cash equal to the stated principal amount plus an amount, if any, which may not be less than zero, based on the percentage change in the value of the underlying asset over the life of the notes.

•      If specified in the applicable pricing supplement, the payment due per note will be an amount in cash equal to the partial principal amount plus an amount, if any, which may not be less than zero, based on the percentage change in the value of the underlying asset over the life of the notes.

•      The notes may bear interest, if any, at either a fixed rate or a floating rate, as specified in the applicable pricing supplement, payable on the dates specified in the applicable pricing supplement.

•       The notes will be unsubordinated unsecured obligations of ours.  All payments under the notes are subject to our credit risk.

•       The notes will be held in global form by The Depository Trust Company, unless the applicable pricing supplement provides otherwise.

The applicable pricing supplement will describe the specific terms of the notes, including any changes to the terms specified in this product supplement.  See “Description of Market-Linked Notes” on page S-40.

Investing in the notes involves risks not associated with an investment in ordinary debt securities.  See “Risk Factors” beginning on page S-33.

The Securities and Exchange Commission and state securities regulators have not approved or disapproved these securities, or determined if this product supplement, any accompanying index supplement or the accompanying prospectus is truthful or complete.  Any representation to the contrary is a criminal offense.

Morgan Stanley & Co. LLC, our wholly-owned subsidiary, has agreed, and we expect other agents will agree, to use reasonable efforts to solicit offers to purchase these securities as our agents.  Each agent may also purchase these securities as principal at prices to be agreed upon at the time of sale.  Each agent may resell any securities it purchases as principal at prevailing market prices, or at other prices, as the agent determines.

Morgan Stanley & Co. LLC may use this product supplement, the applicable pricing supplement, any accompanying index supplement and the accompanying prospectus in connection with offers and sales of the securities in market-making transactions.

These securities are not deposits or savings accounts and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency or instrumentality, nor are they obligations of, or guaranteed by, a bank.

MORGAN STANLEY
November 19, 2014

For a description of certain restrictions on offers, sales and deliveries of the notes and on the distribution of this product supplement, any accompanying index supplement and the accompanying prospectus relating to the notes, see the section of this product supplement called “Plan of Distribution (Conflicts of Interest).”

No action has been or will be taken by us, the agent or any dealer that would permit a public offering of the notes or possession or distribution of this product supplement, any accompanying index supplement or the accompanying prospectus in any jurisdiction, other than the United States, where action for that purpose is required.  None of this product supplement, any accompanying index supplement nor the accompanying prospectus may be used for the purpose of an offer or solicitation by anyone in any jurisdiction in which such offer or solicitation is not authorized or to any person to whom it is unlawful to make such an offer or solicitation.

None of this product supplement, any accompanying index supplement or the accompanying prospectus is a prospectus for the purposes of the Prospectus Directive (as defined below) as implemented in member states of the European Economic Area.  This product supplement, any accompanying index supplement and the accompanying prospectus have been prepared on the basis that all offers of the notes described herein made to persons in the European Economic Area will be made pursuant to an exemption under the Prospectus Directive from the requirement to produce a prospectus in connection with offers of the notes.

In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”), with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the “Relevant Implementation Date”), no offer of notes to the public has been made or will be made in that Relevant Member State except that, with effect from and including the Relevant Implementation Date, an offer of such notes may be made to the public in that Relevant Member State at any time:

(1)      to any legal entity which is a qualified investor as defined in the Prospectus Directive;

(2)      to fewer than 100, or, if the Relevant Member State has implemented the relevant provision of the 2010 PD Amending Directive, 150 natural or legal persons (other than qualified investors as defined in the Prospectus Directive) subject to obtaining the prior consent of the relevant agent, underwriter or dealer nominated by us for any such offer; or

(3)      in any other circumstances falling within Article 3(2) of the Prospectus Directive,

provided that no such offer of notes referred to in (1) to (3) above shall require us or any agent to publish a prospectus pursuant to Article 3 of the Prospectus Directive.

For the purposes of this provision, the expression an “offer of notes to the public” in relation to any notes in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the notes to be offered so as to enable an investor to decide to purchase or subscribe the notes, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State, the expression “Prospectus Directive” means Directive 2003/71/EC (and amendments thereto, including the 2010 PD Amending Directive, to the extent implemented in the Relevant Member State) and includes any relevant implementing measure in each Relevant Member State and the expression “2010 PD Amending Directive” means Directive 2010/73/EU.

The communication of this product supplement, any accompanying index supplement or the accompanying prospectus or any other documents or materials relating to the issue of the notes is not being made, and such documents and/or materials have not been approved, by an authorised person for the purposes of section 21 of the Financial Services and Markets Act 2000. Accordingly, such documents and/or materials are not being distributed to, and must not be passed on to, the general public in the United Kingdom. The communication of such documents and/or materials as a financial promotion is only being made to those persons in the United Kingdom falling within the definition of investment professionals (as defined in Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (the “Financial Promotion Order”)) or within Article 49(2)(A) to (D) of the Financial Promotion Order, or to any other persons to whom it may otherwise lawfully be made under the Financial Promotion Order (all such persons together being referred to as “relevant persons”).  In the United Kingdom the notes are only available to, and any investment or investment activity to which this product supplement, any accompanying index supplement or the accompanying prospectus relates will be engaged in only with, relevant persons.  Any person in the United Kingdom that is not a relevant person should not act or rely on this product supplement, any accompanying index supplement or the accompanying prospectus or any of its or their contents.

The notes have not been and will not be registered under the Financial Instruments and Exchange Act of Japan (Law No.25 of 1948, as amended, the “FIEA”).  The notes will not be offered or sold, directly or indirectly, in Japan or to or for the account or benefit of any resident of Japan (as defined under Item 5, Paragraph 1, Article 6 of the Foreign Exchange and Foreign Trade Act (Law No. 228 of 1949, as amended)) or to others for re-offering or resale, directly or indirectly, in Japan or to or for the account or benefit of a resident of Japan, except pursuant to an exemption from the registration requirements and otherwise in compliance with the FIEA and any other applicable laws, regulations and ministerial guidelines of Japan.

WARNING: The contents of this product supplement, any accompanying index supplement and the accompanying prospectus have not been reviewed by any regulatory authority in Hong Kong.  You are advised to exercise caution in relation to the offer.  If you are in any doubt about any of the contents of this product supplement, any accompanying index supplement or the accompanying prospectus, you should obtain independent professional advice.

 None of the notes have been offered or sold or will be offered or sold in Hong Kong, by means of any document, other than (i) to “professional investors” as defined in the Securities and Futures Ordinance (Chapter 571 of the Laws of Hong Kong) (the “SFO”) and any rules made under that Ordinance or (ii) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32 of the Laws of Hong Kong) or which do not constitute an offer to the public within the meaning of that Ordinance.  No person has issued or may issue or had or may have in its possession for the purposes of issue, whether in Hong Kong or elsewhere, any advertisement, invitation or document relating to the notes, which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the applicable securities law of Hong Kong) other than with respect to the notes which are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the SFO and any rules made under that Ordinance.

None of this product supplement, any accompanying index supplement and the accompanying prospectus have been registered as a prospectus under the Securities and Futures Act, Chapter 289 of Singapore, as amended (the “SFA”), by the Monetary Authority of Singapore and the notes will be offered pursuant to exemptions under the SFA.  Accordingly, none of this product supplement, any accompanying index supplement and the accompanying prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the notes may be circulated or distributed, nor may the notes be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor as defined in Section 4A of the SFA (an “Institutional Investor”) pursuant to Section 274 of the SFA, (ii) to a relevant person as defined in Section 275(2) of the SFA (a “Relevant Person”), or to any person pursuant to an offer referred to in Section 275(1A) of the SFA, and in accordance with the conditions specified in Section 275 of the SFA, or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable exemption or provision of the SFA.  Where notes are subscribed or purchased pursuant to an offer made in reliance on Section 275 by a Relevant Person which is:

(a) a corporation (which is not an accredited investor as defined in Section 4A of the SFA (an “Accredited Investor”)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an Accredited Investor; or

(b) a trust (where the trustee is not an Accredited Investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an Accredited Investor,

the securities (as defined in Section 239(1) of the SFA) of that corporation or the beneficiaries’ rights and interests (howsoever described) in that trust shall not be transferred for six months after that corporation or that trust has acquired the notes pursuant to an offer made under Section 275 of the SFA except:

(1) to an Institutional Investor or to a Relevant Person, or to any person arising from an offer referred to in Section 275(1A) of the SFA (in the case of that corporation) or Section 276(4)(i)(B) of the SFA (in the case of that trust);

(2)  where no consideration is or will be given for the transfer;

(3)  where the transfer is by operation of law; or

(4) pursuant to Section 276(7) of the SFA or Regulation 32 of the Securities and Futures (Offers of Investments) (Shares and Debentures) Regulations.

The notes may not be offered or sold, directly or indirectly, in or from Switzerland except in circumstances that will not result in the offer of the notes being a public offering in Switzerland within the meaning of the Swiss Federal Code of Obligations (“CO”). None of this product supplement, any accompanying index supplement, the accompanying prospectus or any other offering or marketing material relating to the notes constitutes a prospectus as that term is understood pursuant to Article 652a or 1156 CO or a listing prospectus pursuant to the listing rules of SIX Swiss Exchange, and none of this product supplement, any accompanying index supplement, the accompanying prospectus or any other offering material relating to the notes may be publicly distributed or otherwise made publicly available in Switzerland. The notes are not authorized by or registered with the Swiss Financial Market Supervisory Authority as a foreign collective investment scheme. Therefore, investors do no benefit from protection under the Swiss Federal Act on Collective Investment Schemes or supervision by the Swiss Financial Market Supervisory Authority.

You should rely only on the information contained or incorporated by reference in this product supplement, the prospectus, any accompanying index supplement and any applicable pricing supplement.  We have not authorized anyone else to provide you with different or additional information.  We are offering to sell these securities and seeking offers to buy these securities only in jurisdictions where offers and sales are permitted.  As used in this product supplement, the “Company,” “we,” “us,” and “our” refer to Morgan Stanley.

SUMMARY

The following summary describes the market-linked notes linked to one or more indices and/or exchange-traded funds that we, Morgan Stanley, may offer from time to time, in general terms only.  You should read the summary together with the more detailed information contained in this product supplement, in the accompanying prospectus, in any accompanying index supplement and in the applicable pricing supplement.  We may also prepare free writing prospectuses that describe particular issuances of market-linked notes.  Any free writing prospectus should also be read in connection with this product supplement, any accompanying index supplement and the accompanying prospectus.  For purposes of this product supplement, any references to an applicable pricing supplement may also refer to a free writing prospectus, unless the context otherwise requires.

We will sell these notes primarily in the United States, but may also sell them outside the United States or both in and outside the United States simultaneously.  The notes we offer under this product supplement are among the notes we refer to as our Series F medium-term notes.  We refer to the offering of the Series F medium-term notes as our Series F program.  See “Plan of Distribution (Conflicts of Interest)” in this product supplement.

Market-Linked Notes

General terms of the notes
At maturity, the payment due for each note will be the stated principal amount plus an additional amount, if any, that will not be less than zero, and that is based on the percentage change over the life of the notes in the value of an index (the “underlying index”), the shares of an exchange-traded fund (the “underlying shares”) or a basket of indices (each such index, a “basket index”) and/or shares of exchange-traded funds (each such exchange-traded fund, a “basket ETF”).  We refer to any basket of indices and/or shares of exchange-traded funds as a “basket,” to any basket index or basket ETF as a “basket component” and to any underlying index, underlying shares or basket as the “underlying asset.”

Payment at maturity	100% of the Principal Amount due at Maturity

For each note at maturity, we will pay you at least the stated principal amount, plus the additional amount, if any.  The payment at maturity is subject to the credit risk of Morgan Stanley.  However, we may issue notes that provide for the payment of a partial principal amount, if specified in the applicable pricing supplement.

The Additional Amount

In general, whether the notes are linked to an underlying index, underlying shares or a basket, if the ending level of the applicable underlying asset is greater than the initial level of such asset, the additional amount for each note will be equal to the stated principal amount times the applicable participation rate times the applicable index, share or basket return.  If, on the other hand, the ending level of the applicable underlying asset is less than or equal to the initial level of such asset, the additional amount will be zero, and the payment due at maturity will be only the stated principal amount for each note you hold, unless a minimum return is specified in the applicable pricing supplement.

The return on the notes will generally be based on the appreciation of the underlying asset, if any, from the level of the underlying asset on or about the pricing date, which we refer to as the initial level.  However, in certain cases, the applicable pricing supplement will indicate that the return on the notes will be based on the appreciation of the underlying asset, if any, from a stated level determined by us, which we refer to as the strike level, which may be above or below the initial level.

The participation rate indicates the extent to which you will participate in any change in the value of the underlying asset. If the participation rate is less than

100%, you will participate in less than the full change in value. If the participation rate is greater than 100%, you will participate in the change in value of the underlying asset on a leveraged basis.

The applicable index, share or basket return equals the percentage, if any, by which the ending level of the underlying asset exceeds the initial level (or strike level, if applicable) of that underlying asset.  If the applicable pricing supplement specifies that the return of the underlying asset will be determined by reference to a strike level, we will refer to that return as the index strike return, share strike return or basket strike return, as applicable.

•	If the ending level of the underlying asset is greater than the initial level (or strike level, if applicable) of the underlying asset, the additional amount will be calculated as follows:

If the notes are linked to an underlying index:

additional amount	=	stated principal amount	×	participation rate	×	index return

OR

		stated principal amount	×	participation rate	×	index strike return

If the notes are linked to an underlying shares:

additional amount	=	stated principal amount	×	participation rate	×	share return

OR

		stated principal amount	×	participation rate	×	share strike return

If the notes are linked to an underlying basket:

additional amount	=	stated principal amount	×	participation rate	×	basket return

OR

		stated principal amount		participation rate		basket strike return

; provided, in each case, that the additional amount will be subject to the maximum return and/or minimum return, if applicable, specified in the applicable pricing supplement.

•
If the ending level of the underlying asset is less than or equal to the initial level (or strike level, if applicable) of the underlying asset, the additional amount will be zero, unless a minimum return is specified.  If a minimum return is applicable, the additional amount in this scenario will be the minimum return, and the payment due at maturity will be the stated principal amount plus the minimum return for each note that you hold.

Additional terms relevant to the notes

stated principal amount	=	the stated principal amount per note, as specified in the applicable pricing supplement.

participation rate	=	100%, unless otherwise specified in the applicable pricing supplement.

initial averaging dates	=
the dates specified in the applicable pricing supplement, subject to postponement in the event of certain market disruption events and/or non-index business days or non-trading days, as applicable.  See “Description of Market-Linked Notes—General Terms of the Notes—Some Definitions.”

observation date	=
the date specified in the applicable pricing supplement, subject to postponement in the event of certain market disruption events and/or non-index business days or non-trading days, as applicable.  See “Description of Market-Linked Notes—Postponement of Observation Date and Averaging Dates.”

maximum return	=
the maximum amount specified in the applicable pricing supplement that will be paid as a return on the stated principal amount of each note, which will cap the additional amount you may receive at maturity.

minimum return	=
the minimum amount specified in the applicable pricing supplement that will be paid as a return on the stated principal amount of each note, which will provide a floor for the additional amount if the additional amount as calculated above is less than the specified minimum amount.

With respect to the underlying index:

index return	=	ending index level – initial index level initial index level

index strike return	=	ending index level – strike level strike level (or initial index level, if applicable)

initial index level	=
the index closing level of the underlying index on the day we price the notes for initial sale to the public, which we refer to as the pricing date, or on such other date as specified in the applicable pricing supplement, or the arithmetic average of the index closing levels on each of the initial averaging dates, if so specified in the applicable pricing supplement.

ending index level	=	the index closing level of the underlying index on the observation date specified in the applicable pricing supplement.

strike level	=	the level of the underlying index specified in the applicable pricing supplement.

index closing level	=
the value of the underlying index or any successor index at the regular weekday close of trading on that index business day.  In certain circumstances, the index closing level will be based on the alternate calculation of the index described under “Description of Market-Linked Notes—Discontinuance of Any Underlying Index or Basket Index; Alteration of Method of Calculation.”

With respect to the underlying shares:

share return	=	ending share price – initial share price initial share price

share strike return		ending share price – strike level strike level (or initial share price, if applicable)

initial share price	=
the share closing price of the underlying shares on the pricing date or on such other date as specified in the applicable pricing supplement, or the arithmetic average of the share closing prices on each of the initial averaging dates, if so specified in the applicable pricing supplement.

ending share price	=	the share closing price of the underlying shares on the observation date specified in the applicable pricing supplement times the adjustment factor on such date.
strike level	=	the level of the underlying shares specified in the applicable pricing supplement.
adjustment factor	=	a number which is initially 1.0 and will be subject to adjustment for certain events affecting the underlying shares.

With respect to the basket:

basket return	=	ending basket level – starting basket level starting basket level

basket strike return	=	ending basket level – strike level strike level (or starting basket level, if applicable)

starting basket level	=
a predetermined basket value specified in the applicable pricing supplement.  The initial weighting and the initial level for each basket component included in the basket will be specified in the applicable pricing supplement.  The initial level for each basket component will be the closing level of such basket component on the applicable basket component setting date.  The weighting for each basket component will remain constant for the term of the notes.
ending basket level	=	the basket closing level on the observation date.

basket closing level	=	starting basket level	+

For example, in the case of an issuance of notes linked to the value of a basket composed of Index A, Index B and ETF C, the basket closing level will be the starting basket level plus the product of the starting basket level and the following:

strike level	=	the level of the basket specified in the applicable pricing supplement.

basket component	=	each basket index and/or basket ETF that is included in the basket.

weighting	=	the percentage of the underlying basket initially represented by the applicable basket component.

For Notes Linked to the Lesser Performing Component

The return of the notes linked to the lesser performing component is determined by the index or ETF with the lowest index return or share return, as applicable, which may be negative, of the applicable group of indices and/or ETFs, without regard to the performance of the other components in the group.

If the lesser performing component’s ending level is greater than its initial level (or strike level, if applicable), the additional amount will be calculated as follows:

additional amount	=	stated principal amount	×	participation rate	×	lesser component return

OR

additional amount	=	stated principal amount	×	participation rate	×	lesser component return

; provided that the additional amount will be subject to the maximum return and/or minimum return, if applicable, specified in the applicable pricing supplement,

If the lesser performing component’s ending level is less than or equal to its initial level (or strike level, if applicable), the additional amount will be zero, unless a minimum return is specified.  If a minimum return is applicable, the additional amount in this scenario will be the minimum return, and the payment due at maturity will be the stated principal amount plus the minimum return for each note that you hold.

where,

lesser component return	=	the index return or share return, as applicable, of the lesser performing component.

lesser component strike return	=	the index strike return or share strike return, as applicable, of the lesser performing component.

lesser performing component	=
the index or ETF with the lowest index return (or index strike return) or share return (or share strike return), as applicable, which may be negative, of the applicable group of indices and/or ETFs, and which will determine the return on the note without regard to the performance of the other indices and/or ETFs in the group.

strike level	=	with respect to each component in the group of indices and/or ETFs, the index closing level or the share closing price, as applicable, specified in the applicable pricing supplement.

and where,

“stated principal amount,” “participation rate,” “observation date,” “maximum return,” “minimum return,” “index return,” “index strike return,” “share return” and “share strike return” are as defined above in “—Payment at maturity—The Additional Amount.”

Other features of market-linked notes
Certain market-linked notes may have features that differ from the basic market-linked notes features described above.  For example, an issuance of market-linked notes may combine more than one of the features listed below.

Knock-Out Level

If the applicable pricing supplement specifies a knock-out level for any issuance of notes, the return on the notes, if any, will be based on a fixed rate, which we refer to as the “knock-out rate,” without regard to the ending level of the underlying asset, if a knock-out event is triggered.  See “Description of Market-Linked Notes—General Terms of the Notes—Some Definitions” for definition of terms related to the knock-out level.

Where a knock-out level is specified, the mechanics described above under “—Payment at maturity” will apply, except as follows:

•       If the index closing level, share closing price or basket closing level, as applicable, is equal to or greater than the knock-out level on any of the knock-out event dates specified in the pricing supplement, the additional amount for each note payable at maturity will be equal to the stated principal amount times the specified knock-out rate.

•       If the index closing level, share closing price or basket closing level, as applicable, is less than the knock-out level on all of the knock-out event dates specified in the pricing supplement, the additional amount for each note payable at maturity will be calculated as described above for the basic market-linked notes under “—Payment at maturity.”

In determining whether the share closing price is greater than or less than the knock-out level, the applicable adjustment factor will be taken into account.

Fixed Payment

If the applicable pricing supplement specifies that the return on the notes will be based on a “fixed payment,” rather than on the percentage increase in the underlying asset, the additional amount will be either (i) a fixed amount or (ii) zero.  See “Description of Market-Linked Notes—General Terms of the Notes—Some Definitions” for definition of terms related to fixed payment.

Where fixed payment is applicable, the mechanics described above under “—Payment at maturity” will apply, except as follows.

•       If the ending level of the underlying asset is equal to or greater than the initial level (or strike level, if applicable) of the underlying asset, the additional amount for each note will be the fixed payment specified in the applicable pricing supplement.

•       If the ending level of the underlying asset is less than the initial level (or strike level, if applicable) of the underlying asset, the additional amount will be zero, unless a minimum return is applicable, in which case the additional amount will be the minimum return.

For Notes Linked to the Lesser Performing Component

•       If the lesser performing component’s ending level is equal to or greater than its initial level (or strike level, if applicable), the additional amount for each note will be the fixed payment specified in the applicable pricing supplement.

•       If the lesser performing component’s ending level is less than its initial level (or strike level, if applicable), the additional amount will be zero, unless a minimum return is applicable, in which case the additional amount will be the minimum return.

Payment of a Partial Principal Amount

For issuances of notes that provide for the payment of a partial principal amount, we will specify the partial principal amount in the applicable pricing supplement.  The mechanics described above under “—Payment at maturity” will apply, except that, the payment due at maturity on the notes will be at least the partial principal amount per note (in lieu of the stated principal amount per note), plus the additional amount, if any, unless otherwise specified in the applicable pricing supplement.

Averaging Dates

For issuances of notes that have averaging dates, which will be specified in the applicable pricing supplement, the mechanics described above under “—Payment at maturity” will apply, except that:

•      for notes linked to a single index or ETF, the ending index level or the ending share price, as applicable, will equal the arithmetic average of the index closing level of the underlying index or the arithmetic average of the product of the share closing price and the applicable adjustment factor on each of the relevant averaging dates, as calculated by the calculation agent on the final averaging date, provided that if there is a market disruption event on any scheduled averaging date or if any scheduled averaging date is not an index business day or a trading day, as applicable, such averaging date will be the immediately succeeding index business day or trading day on which no market disruption event occurs; provided further that the final averaging date will be subject to postponement for up to ten index business days or trading days, as applicable; or

•      for notes linked to a basket of indices and/or ETFs, the ending basket level will equal the arithmetic average of the basket closing level on each of the relevant averaging dates, as calculated by the calculation agent on the final averaging date, provided that if any scheduled averaging date is not an index business day or a trading day with respect to any basket component or if there is a market disruption event on any scheduled averaging date with respect to any basket component, such averaging date (solely with respect to the affected basket component) will be the immediately succeeding index business day or trading day on which no market disruption event occurs with respect to the affected basket component; provided further that the final averaging date will be subject to postponement for up to ten index business days or trading days, as applicable.  See “Description of Market-Linked Notes—Postponement of Observation Date and Averaging Dates” in this product supplement for market-linked notes for a detailed description of the postponement procedures.

See “Description of Market-Linked Notes—General Terms of the Notes—Some Definitions” for definition of terms related to averaging dates.

The additional amount you receive, if any, may be limited by the maximum return
If the applicable pricing supplement for the notes specifies a maximum return, the additional amount you receive on the notes, if any, will be limited by the maximum return.  Even if the participation rate provides increased exposure to any increase in the value of the underlying asset at maturity, the additional amount, if any, will never exceed the maximum return, which will be a fixed amount per note.

Issue price of the notes includes commissions and projected profit
The issue price of the notes, which will be specified in the applicable pricing supplement, includes the agent’s commissions paid with respect to the notes and the cost of hedging our obligations under the notes.  The cost of hedging includes the projected profit that our subsidiaries may realize in consideration for assuming the risks inherent in managing the hedging transactions.  The fact that the issue price of the notes reflects these commissions and hedging costs is expected to adversely affect the secondary market prices of the notes.  See “Risk Factors—The rate we are willing to pay for securities of this type, maturity and issuance size is likely to be lower than the rate implied by our secondary market credit spreads and advantageous to us.  Both the lower rate and the inclusion of costs associated with issuing, selling, structuring and hedging the notes in the original issue price reduce the economic terms of the notes, cause the estimated value of the notes to be less than the original issue price and will adversely affect secondary market prices” and “Use of Proceeds and Hedging.”

Postponement of maturity date
If the observation date or final averaging date, in the case of notes with averaging dates, is postponed, as described below under “Description of Market-Linked Notes—Postponement of Observation Date and Averaging Dates,” so that it falls less than three business days prior to the scheduled maturity date, the maturity date of the notes will be postponed to the third business day following that observation date or final averaging date as postponed.

Other terms of the notes
•      The notes may pay interest, if any, at a fixed rate or a floating rate, as specified in the applicable pricing supplement and may pay such interest, if any, on the dates specified in the applicable pricing supplement.

• You will not have the right to present the notes to us for repayment prior to maturity, unless the applicable pricing supplement provides otherwise.

• The applicable pricing supplement will specify whether the notes will be callable by us or puttable by you.

• The notes will be denominated in U.S. dollars, unless we specify otherwise in the applicable pricing supplement.

• The notes may be issued at a discount to their stated principal amount.

•  We may from time to time, without your consent, create and issue additional notes of any series with the same terms as the notes previously issued so that they may be combined with the earlier issuance.

• The notes will not be listed on any securities exchange, unless we specify otherwise in the applicable pricing supplement.

Our call right
If so specified in the applicable pricing supplement, we will have the right to call the notes, in whole or in part, beginning on the initial call date specified in the applicable pricing supplement.  If we decide to call the notes, we will:

• send a notice announcing that we have decided to call the notes;

• specify in the notice the call price that we will pay you in exchange for each note; and

•  specify in the notice a call date when you will receive the call price; the call date will be at least 10 and no more than 30 calendar days after the date of the notice, or within the redemption notice period specified in the applicable pricing supplement.

The call price or call prices will be specified in the applicable pricing supplement.  In the case of notes issued with original issue discount, the call price on any call date will include the yield that will have accrued on the note since the most recent date for which a call price is specified.  See also the section in this product supplement called “Description of Market-Linked Notes––Additional Price Dependent Call Right.”

Morgan Stanley & Co. LLC will be the calculation agent
We have appointed our affiliate Morgan Stanley & Co. LLC or its successors, which we refer to as MS & Co., to act as calculation agent for us with respect to the market-linked notes.  As calculation agent, MS & Co. will determine the initial level of the underlying asset, the strike level, the ending level of the underlying asset, the index return (or share return or basket return) or index strike return (or share strike return or basket strike return), as applicable, and the additional amount, if any, that will be payable at maturity as well as whether a market disruption event has occurred or whether the index closing level, share closing price or basket closing level, as applicable, is greater than or equal to the knock-out level, if applicable, on any knock-out event date.  Moreover, certain determinations made by MS & Co., in its capacity as calculation agent, may require it to exercise discretion and make subjective judgments, such as with respect to the occurrence or non-occurrence of market disruption events and the selection of a successor index or calculation of the value of any underlying asset in the event of a discontinuance of the relevant underlying asset.   These potentially subjective determinations may affect the payout to you at maturity.  All determinations made by the calculation agent will be at the sole discretion of the calculation agent and will, in the absence of manifest error, be conclusive for all purposes and binding on you, the Trustee and us.

Morgan Stanley & Co. LLC may be the agent; conflicts of interest
The agent for the offering of the notes may be MS & Co., our wholly-owned subsidiary, in which case MS & Co. will conduct this offering in compliance with the requirements of FINRA Rule 5121 of the Financial Industry Regulatory Authority, Inc., which is commonly referred to as FINRA, regarding a FINRA member firm’s distribution of the securities of an affiliate and related conflicts of interest.  In accordance with FINRA Rule 5121, MS & Co. or any of our other affiliates may not make sales in this offering to any discretionary account without the prior written approval of the customer.  See “Plan of Distribution (Conflicts of Interest).”

Forms of notes
The market-linked notes will be issued in fully registered form and will be represented by a global note registered in the name of a nominee of The Depository Trust Company, as depositary, unless we indicate in the applicable pricing supplement that they will be represented by certificates issued in definitive form.  We will not issue book-entry notes as certificated notes except under the circumstances described in “Forms of Securities—The Depositary” in the accompanying prospectus, under which heading you may also find information on The Depository Trust Company’s book-entry system.

The notes should be treated as short-term debt instruments for U.S. federal income tax purposes if the term of the notes is equal to or less than one year
Generally, unless otherwise provided in the applicable pricing supplement, if the term of the notes is equal to or less than one year (after taking into account the last possible date that the notes could be outstanding under the terms of the notes), the notes should be treated as “short-term” debt instruments for U.S. federal income tax purposes.  Certain aspects of the tax treatment of an investment in such notes are uncertain.

The notes should be treated as contingent payment debt instruments for U.S. federal income tax purposes if the term of the notes is more than one year
Generally, unless otherwise provided in the applicable pricing supplement, if the term of the notes is more than one year (after taking into account the last possible date that the notes could be outstanding under the terms of the notes), the notes should be treated as “contingent payment debt instruments” for U.S. federal income tax purposes, as described in the section of this product supplement called “United States Federal Taxation.”  Under this treatment, if you are a U.S. taxable investor, you generally will be subject to annual income tax based on the comparable yield (as defined in this product supplement) of the notes even though you may not receive any stated interest on the notes.  In addition, any gain recognized by U.S. taxable investors on the sale, exchange or at maturity of the notes generally will be treated as ordinary income.

You should review carefully the section entitled “United States Federal Taxation” in this product supplement.

You also should consult your tax adviser regarding all aspects of the U.S. federal income tax consequences of an investment in the notes in light of your particular circumstances as well as any tax consequences arising under the laws of any state, local or foreign taxing jurisdiction.

Where you can find more information on the notes
Because this is a summary, it does not contain all of the information that may be important to you, including the specific requirements for the exercise of our call right.  You should read the “Description of Market-Linked Notes” section in this product supplement and the “Description of Debt Securities” section in the accompanying prospectus for a detailed description of the terms of the notes.  You should also read about some of the risks involved in investing in the notes in the section of this product supplement called “Risk Factors.”

We urge you to consult with your investment, legal, accounting and other advisers with regard to any investment in the notes.

How to reach us
Morgan Stanley Wealth Management clients may contact their local Morgan Stanley branch office or our principal executive offices at 1585 Broadway, New York, New York 10036 (telephone number (866) 477-4776).  All other clients may contact their local brokerage representative.  Third-party distributors may contact Morgan Stanley Structured Investment Sales at (800) 233-1087.

ESTIMATED VALUE AND SECONDARY MARKET PRICES OF THE MARKET-LINKED NOTES

Morgan Stanley’s Estimated Value of the Notes

Unless otherwise specified in the applicable pricing supplement, the original issue price for each offering of notes will include costs associated with issuing, selling, structuring and hedging the notes, which will be borne by you, and, consequently, the estimated value of the notes on the pricing date will be less than the original issue price.  Our estimate of the value of the notes as determined on the pricing date will be set forth on the cover of the applicable pricing supplement.

Determining the Estimated Value of the Notes

Unless otherwise specified in the applicable pricing supplement, in valuing the notes on the pricing date, we will take into account that the notes comprise both a debt component and a performance-based component linked to the underlying asset.  The estimated value of the notes will be determined using our own pricing and valuation models, market inputs and assumptions relating to the underlying asset, instruments based on the underlying asset and/or its components, volatility and other factors including current and expected interest rates, as well as an interest rate related to our secondary market credit spread, which is the implied interest rate at which our conventional fixed rate debt trades in the secondary market.

Determining the Economic Terms of the Notes

Unless otherwise specified in the applicable pricing supplement, in determining the economic terms for each offering of notes, such as the participation rate or any other economic terms, we will use an internal funding rate, which is likely to be lower than our secondary market credit spreads and therefore advantageous to us.  If the issuing, selling, structuring and hedging costs borne by you were lower or if the internal funding rate were higher, one or more of the economic terms for such offering of notes would be more favorable to you.

The Relationship Between the Estimated Value on the Pricing Date and the Secondary Market Price of the Notes

The price at which MS & Co. purchases the notes in the secondary market, absent changes in market conditions, including those related to the underlying asset, may vary from, and be lower than, the estimated value on the pricing date, because the secondary market price takes into account our secondary market credit spread as well as the bid-offer spread that MS & Co. would charge in a secondary market transaction of this type and other factors.  However, unless otherwise specified in the applicable pricing supplement, because the costs associated with issuing, selling, structuring and hedging the notes will not be fully deducted upon issuance, for a predetermined period of time following the original issue date (to be specified in the applicable pricing supplement), to the extent that MS & Co. may buy or sell the notes in the secondary market, absent changes in market conditions, including those related to the underlying asset, and to our secondary market credit spreads, it would do so based on values higher than the estimated value.  We expect that those higher values will also be reflected in your brokerage account statements.

MS & Co. may, but is not obligated to, make a market in the notes, and, if it once chooses to make a market, may cease doing so at any time.

For additional information on the estimated value and the secondary market prices of the notes, see “Risk Factors—The rate we are willing to pay for securities of this type, maturity and issuance size is likely to be lower than the rate implied by our secondary market credit spreads and advantageous to us.  Both the lower rate and the inclusion of costs associated with issuing, selling, structuring and hedging the notes in the original issue price reduce the economic terms of the notes, cause the estimated value of the notes to be less than the original issue price and will adversely affect secondary market prices” and “—The estimated value of the notes, as set forth in the applicable pricing supplement, will be determined by reference to our pricing and valuation models, which may differ from those of other dealers, and will not represent a maximum or minimum secondary market price” below.

HYPOTHETICAL PAYMENTS ON THE MARKET-LINKED NOTES

The following examples illustrate the payment at maturity on the notes for a range of hypothetical issuances of the following notes: (i) notes linked to a single index; (ii) notes linked to a basket; and (iii) notes linked to the lesser performing component.

General terms for the hypothetical issuances described below:

Stated principal amount:	$1,000
Hypothetical initial index level:	1,000

Notes Linked to a Single Index with an Observation Date

At maturity, if the ending index level is greater than the initial index level, for each note that you hold, you will receive an additional amount in addition to the stated principal amount.  The additional amount will be calculated on the observation date or final averaging date, and, in the absence of certain additional features, examples of which are provided below, is equal to the product of (i) $1,000 times (ii) the participation rate times (iii) the index return, which is the percentage, if any, by which the ending index level exceeds the initial index level.  Accordingly, the payment at maturity, if the ending index level is greater than the initial index level, is as follows:

payment at maturity = stated principal amount + additional amount

additional amount	=	stated principal amount	×	participation rate	×	index return

At maturity, if the ending index level is equal to or less than the initial index level, the additional amount will be zero, and, for each note that you hold, you will receive the stated principal amount of $1,000.

Presented below are hypothetical examples showing how the payment on the notes, including the additional amount, is calculated, as well as tables showing a range of hypothetical payments on the notes under different scenarios.

Example 1:  The participation rate is greater than 100%.

Hypothetical ending index level:	1,500
Hypothetical participation rate:	130%

additional amount per note	=	$1,000	×	130%	×	1,500 – 1,000	=	$650
1,000

In the example above, the total payment at maturity per note will equal $1,650, which is the sum of the stated principal amount and an additional amount of $650.

The examples of the hypothetical additional amounts and payments at maturity provided in the table below are intended to illustrate the effect of the participation rate on each note for the specified ending index levels.  However, they do not cover the complete range of possible payments at maturity.

Percent Return of Hypothetical Underlying Index	Hypothetical Ending Index Level	Stated Principal Amount	Additional Amount	Payment at Maturity	Percent Return on $1,000 Note
100%	2,000	$1,000	$1,300	$2,300	130%
90%	1,900	$1,000	$1,170	$2,170	117%
80%	1,800	$1,000	$1,040	$2,040	104%
70%	1,700	$1,000	$910	$1,910	91%
60%	1,600	$1,000	$780	$1,780	78%
50%	1,500	$1,000	$650	$1,650	65%
40%	1,400	$1,000	$520	$1,520	52%
30%	1,300	$1,000	$390	$1,390	39%
20%	1,200	$1,000	$260	$1,260	26%
10%	1,100	$1,000	$130	$1,130	13%
0%	1,000	$1,000	$0	$1,000	0%
-10%	900	$1,000	$0	$1,000	0%
-20%	800	$1,000	$0	$1,000	0%
-30%	700	$1,000	$0	$1,000	0%
-40%	600	$1,000	$0	$1,000	0%
-50%	500	$1,000	$0	$1,000	0%
-100%	0	$1,000	$0	$1,000	0%

Example 2:  The participation rate is less than 100%.

Hypothetical ending index level:	1,500
Hypothetical participation rate:	80%

additional amount per note	=	$1,000	×	80%	×	1,500 – 1,000	=	$400
1,000

In the example above, the total payment at maturity per note will equal $1,400, which is the sum of the stated principal amount and an additional amount of $400.  The 40% return on the notes is less than the simple index return of 50% over the term of the notes, due to the participation rate of only 80%.

The examples of the hypothetical additional amounts and payments at maturity provided in the table below are intended to illustrate the effect of the participation rate on each note for the specified ending index levels.  However, they do not cover the complete range of possible payments at maturity.

Percent Return of Hypothetical Underlying Index	Hypothetical Ending Index Level	Stated Principal Amount	Additional Amount	Payment at Maturity	Percent Return on $1,000 Note
100%	2,000	$1,000	$800	$1,800	80%
90%	1,900	$1,000	$720	$1,720	72%
80%	1,800	$1,000	$640	$1,640	64%
70%	1,700	$1,000	$560	$1,560	56%
60%	1,600	$1,000	$480	$1,480	48%
50%	1,500	$1,000	$400	$1,400	40%
40%	1,400	$1,000	$320	$1,320	32%
30%	1,300	$1,000	$240	$1,240	24%
20%	1,200	$1,000	$160	$1,160	16%
10%	1,100	$1,000	$80	$1,080	8%
0%	1,000	$1,000	$0	$1,000	0%
-10%	900	$1,000	$0	$1,000	0%
-20%	800	$1,000	$0	$1,000	0%
-30%	700	$1,000	$0	$1,000	0%
-40%	600	$1,000	$0	$1,000	0%
-50%	500	$1,000	$0	$1,000	0%
-100%	0	$1,000	$0	$1,000	0%

Example 3:  “Maximum return” is applicable.

Hypothetical ending index level:	1,200
Hypothetical participation rate:	130%
Hypothetical maximum return:	$400

additional amount per note	=	$1,000	×	130%	×	1,200 – 1,000	=	$260
1,000

As $260 is less than $400, the additional amount is $260.

Hypothetical ending index level:	1,500
Hypothetical participation rate:	130%
Hypothetical maximum return:	$400

additional amount per note	=	$1,000	×	130%	×	1,500 – 1,000	=	$650
1,000

As $650 is greater than $400, the additional amount is $400, the maximum return.

The examples of the hypothetical additional amounts and payments at maturity provided in the table below are intended to illustrate the effect of the maximum return and participation rate on each note for the specified ending index levels.  However, they do not cover the complete range of possible payments at maturity.

Percent Return of Hypothetical Underlying Index	Hypothetical Ending Index Level	Stated Principal Amount	Additional Amount	Payment at Maturity	Percent Return on $1,000 Note
100%	2,000	$1,000	$400	$1,400	40%
90%	1,900	$1,000	$400	$1,400	40%
80%	1,800	$1,000	$400	$1,400	40%
70%	1,700	$1,000	$400	$1,400	40%
60%	1,600	$1,000	$400	$1,400	40%
50%	1,500	$1,000	$400	$1,400	40%
40%	1,400	$1,000	$400	$1,400	40%
30%	1,300	$1,000	$390	$1,390	39%
20%	1,200	$1,000	$260	$1,260	26%
10%	1,100	$1,000	$130	$1,130	13%
0%	1,000	$1,000	$0	$1,000	0%
-10%	900	$1,000	$0	$1,000	0%
-20%	800	$1,000	$0	$1,000	0%
-30%	700	$1,000	$0	$1,000	0%
-40%	600	$1,000	$0	$1,000	0%
-50%	500	$1,000	$0	$1,000	0%
-100%	0	$1,000	$0	$1,000	0%

Where a maximum return is applicable, the appreciation potential of the notes is limited to the fixed amount per stated principal amount specified as the maximum return, even if the additional amount calculated by reference to the index return and the participation rate would be greater than the maximum return.  Therefore, your return may be less than the return you would have otherwise received if you had invested directly in the underlying index or the component stocks of the underlying index.

Example 4:  “Minimum return” is applicable.

Hypothetical ending index level:	1,200
Hypothetical participation rate:	80%
Hypothetical minimum return:	$200

additional amount per note	=	$1,000	×	80%	×	1,200 – 1,000	=	$160
1,000

As $160 is less than $200, the additional amount is $200, the minimum return.

Hypothetical ending index level:	1,500
Hypothetical participation rate:	80%
Hypothetical minimum return:	$200

additional amount per note	=	$1,000	×	80%	×	1,500 – 1,000	=	$400
1,000

As $400 is greater than $200, the additional amount is $400.

The examples of the hypothetical additional amounts and payments at maturity provided in the table below are intended to illustrate the effect of the minimum return and participation rate on each note for the specified ending index levels.  However, they do not cover the complete range of possible payments at maturity.

Percent Return of Hypothetical Underlying Index	Hypothetical Ending Index Level	Stated Principal Amount	Additional Amount	Payment at Maturity	Percent Return on $1,000 Note
100%	2,000	$1,000	$800	$1,800	80%
90%	1,900	$1,000	$720	$1,720	72%
80%	1,800	$1,000	$640	$1,640	64%
70%	1,700	$1,000	$560	$1,560	56%
60%	1,600	$1,000	$480	$1,480	48%
50%	1,500	$1,000	$400	$1,400	40%
40%	1,400	$1,000	$320	$1,320	32%
30%	1,300	$1,000	$240	$1,240	24%
20%	1,200	$1,000	$200	$1,200	20%
10%	1,100	$1,000	$200	$1,200	20%
0%	1,000	$1,000	$200	$1,200	20%
-10%	900	$1,000	$200	$1,200	20%
-20%	800	$1,000	$200	$1,200	20%
-30%	700	$1,000	$200	$1,200	20%
-40%	600	$1,000	$200	$1,200	20%
-50%	500	$1,000	$200	$1,200	20%
-100%	0	$1,000	$200	$1,200	20%

Example 5:  “Knock-out level” is applicable.

Where a knock-out level is applicable, the additional amount for each note will be equal to the stated principal amount, which is $1,000, times the applicable knock-out rate, if the index closing level is equal to or greater than the knock-out level on any of the knock-out event dates.  On the other hand, if the index closing level is less than the knock-out level on all of the knock-out event dates, the additional amount for each note will be calculated on the observation date and is equal to the product of (i) $1,000 times (ii) the participation rate times (iii) the index return, which is the percentage, if any, by which the ending index level exceeds the initial index level.

The following four cases illustrate the payment at maturity on the notes for a range of hypothetical index closing levels over three knock-out event dates and an observation date and demonstrate the impact of the index closing levels on the knock-out event dates on the payment at maturity.

	Case 1	Case 2	Case 3	Case 4
	Index Closing Level	Index Closing Level	Index Closing Level	Index Closing Level
1st Knock-Out Event Date	1,100	1,100	1,300	1,400
2nd Knock-Out Event Date	1,250	1,000	1,000	1,700
3rd Knock-Out Event Date	1,150	900	900	1,600
Observation Date	1,200	800	800	1,900
Hypothetical Knock-Out Level	1,300	1,300	1,300	1,300
Hypothetical Knock-Out Rate	25%	25%	25%	25%
Hypothetical Participation Rate	100%	100%	100%	100%
Additional Amount	$200	$0	$250	$250
Payment at Maturity on a $1,000 Stated Principal Amount	$1,200	$1,000	$1,250	$1,250

•
In Case 1, the index closing levels on all of the knock-out event dates are below the knock-out level, and thus do not trigger the knock-out event.  The index closing level on the observation date is 1,200, which is the ending index level.  At maturity, for each note, the investor receives $1,200, the sum of the stated principal amount of $1,000 and the additional amount of $200, which is $1,000 times 100%, the participation rate, times 20%, the index return, which reflects the percentage by which the ending index level of 1,200 exceeds the initial index level of 1,000.  The return on the notes at maturity represents a 20% increase above the stated principal amount.

•
In Case 2, the index closing levels on all of the knock-out event dates are below the knock-out level, and thus do not trigger the knock-out event.  The index closing level on the observation date is 800, which is the ending index level.  Because the ending index level is below the initial index level and the additional amount cannot be less than zero, the additional amount is zero.  At maturity, for each note, the investor receives $1,000, the stated principal amount.  The return on the notes at maturity is 0%, which is more than the index return of -20%, the percentage by which the ending index level of 800 declined from the initial index level of 1,000.

•
In Case 3, the index closing level on one of the three knock-out event dates is equal to the knock-out level, and thus triggers the knock-out event.  As the knock-out event is triggered, the investor, for each note at maturity, receives $1,250, the sum of the stated principal amount of $1,000 and the additional amount of $250, which is $1,000 times 25%, the knock-out rate.  The return on the notes at maturity represents a 25% increase above the stated principal amount, which is greater than the index return of -20%, the percentage by which the ending index level of 800 declined from the initial index level of 1,000.

•
In Case 4, the index closing levels on all of the knock-out event dates are above the knock-out level, and thus trigger the knock-out event.  As the knock-out event is triggered, the investor, for each note at maturity, receives $1,250, the sum of the stated principal amount of $1,000 and the additional amount of $250, which is $1,000 times 25%, the knock-out rate.  The return on the notes at maturity represents a 25% increase above the stated principal amount, but is significantly less than the index return of 90% over the term of the notes.

If a knock-out event is triggered, the appreciation potential of the notes is limited to the knock-out rate, even if the index return is greater than the knock-out rate.  Therefore, your return may be less than the return you would have otherwise received if you had invested directly in the underlying index or its component stocks.

Example 6:  “Fixed payment” is applicable.

Where a fixed payment is applicable, the additional amount for each note will be equal to the fixed payment, if the ending index level is equal to or greater than the initial index level.  On the other hand, if the ending index level is less than the initial index level, the additional amount will be zero.

Hypothetical fixed payment:  $200

The following table illustrates the payment at maturity on the notes for a range of hypothetical index closing levels on the observation date and demonstrates the impact of the fixed payment on the payment at maturity.  However, it does not present the complete range of possible payments at maturity.

Percent Return of Hypothetical Underlying Index	Hypothetical Ending Index Level	Stated Principal Amount	Additional Amount	Payment at Maturity	Percent Return on $10 Note
100%	2,000	$1,000	$200	$1,200	20%
90%	1,900	$1,000	$200	$1,200	20%
80%	1,800	$1,000	$200	$1,200	20%
70%	1,700	$1,000	$200	$1,200	20%
60%	1,600	$1,000	$200	$1,200	20%
50%	1,500	$1,000	$200	$1,200	20%
40%	1,400	$1,000	$200	$1,200	20%
30%	1,300	$1,000	$200	$1,200	20%
20%	1,200	$1,000	$200	$1,200	20%
10%	1,100	$1,000	$200	$1,200	20%
0%	1,000	$1,000	$200	$1,200	20%
-10%	900	$1,000	$0	$1,000	0%
-20%	800	$1,000	$0	$1,000	0%
-30%	700	$1,000	$0	$1,000	0%
-40%	600	$1,000	$0	$1,000	0%
-50%	500	$1,000	$0	$1,000	0%
-100%	0	$1,000	$0	$1,000	0%

Where a fixed payment is applicable, the appreciation potential of the notes is limited to the appreciation represented by such fixed payment, even if the appreciation in the underlying index would, but for the fixed payment, result in the payment of a greater additional amount at maturity.  Therefore, under certain circumstances, your return may be less than the return you would have otherwise received if you had invested directly in the underlying index individually, the component stocks of the underlying index or contracts relating to the underlying index for which there is an active secondary market.

Example 7:  Payment of a “partial principal amount” is applicable.

Where the payment of a partial principal amount is applicable, the payment at maturity will be the partial principal amount, plus the additional amount, if any.

Hypothetical partial principal amount:  $900

The following table illustrates the payment at maturity on the notes for a range of hypothetical index closing levels on the observation date and demonstrates how the payment of a partial principal amount impacts the payment at maturity.  However, it does not present the complete range of possible payments at maturity.

Percent Return of Hypothetical Underlying Index	Hypothetical Ending Index Level	Stated Principal Amount	Additional Amount	Payment at Maturity	Percent Return on $1,000 Note
100%	2,000	$1,000	$1000	$1,900	90%
90%	1,900	$1,000	$900	$1,800	80%
80%	1,800	$1,000	$800	$1,700	70%
70%	1,700	$1,000	$700	$1,600	60%
60%	1,600	$1,000	$600	$1,500	50%
50%	1,500	$1,000	$500	$1,400	40%
40%	1,400	$1,000	$400	$1,300	30%
30%	1,300	$1,000	$300	$1,200	20%
20%	1,200	$1,000	$200	$1,100	10%
10%	1,100	$1,000	$100	$1,000	0%
5%	1,050	$1,000	$50	$950	-5%
0%	1,000	$1,000	$0	$900	-10%
-10%	900	$1,000	$0	$900	-10%
-20%	800	$1,000	$0	$900	-10%
-30%	700	$1,000	$0	$900	-10%
-40%	600	$1,000	$0	$900	-10%
-50%	500	$1,000	$0	$900	-10%
-100%	0	$1,000	$0	$900	-10%

Notes Linked to a Single Index with an Observation Date and a Strike Level

At maturity, if the ending index level is greater than the strike level, for each note that you hold, you will receive an additional amount in addition to the stated principal amount.  The additional amount will be calculated on the observation date or final averaging date and is equal to the product of (i) $1,000 times (ii) the participation rate times (iii) the index strike return.  Accordingly, the payment at maturity, if the ending index level is greater than the strike level, is as follows:

payment at maturity = stated principal amount + additional amount

additional amount	=	stated principal amount	×	participation rate	×	index strike return

where,

index strike return	=	ending index level – strike level strike level (or initial index level, if applicable)

At maturity, if the ending index level is equal to or less than the strike level, the additional amount will be zero, and, for each note that you hold, you will receive only the stated principal amount of $1,000.

Example 1:  “Index strike return” is calculated as (ending index level – strike level) / strike level.

Hypothetical ending index level:	1,500
Hypothetical strike level:	1,200
Hypothetical participation rate:	100%

additional amount per note	=	$1,000	×	100%	×	1,500 – 1,200	=	$250
1,200

In the example above, the total payment at maturity per note will equal $1,250, which is the sum of the stated principal amount and an additional amount of $250.

The examples of the hypothetical additional amounts and payments at maturity provided in the table below are intended to illustrate the effect of basing the additional amount on the index strike return that measures the percentage change from the strike level to the ending index level.  However, they do not cover the complete range of possible payments at maturity.

Percent Return of Hypothetical Underlying Index	Hypothetical Ending Index Level	Stated Principal Amount	Additional Amount	Payment at Maturity	Percent Return on $1,000 Note
100%	2,000	$1,000	$666.67	$1,666.67	66.667%
90%	1,900	$1,000	$583.33	$1,583.33	58.333%
80%	1,800	$1,000	$500.00	$1,500.00	50.000%
70%	1,700	$1,000	$416.67	$1,416.67	41.667%
60%	1,600	$1,000	$333.33	$1,333.33	33.333%
50%	1,500	$1,000	$250.00	$1,250.00	25.000%
40%	1,400	$1,000	$166.67	$1,166.67	16.667%
30%	1,300	$1,000	$83.33	$1,083.33	8.333%
20%	1,200	$1,000	$0	$1,000	0%
10%	1,100	$1,000	$0	$1,000	0%
0%	1,000	$1,000	$0	$1,000	0%
-10%	900	$1,000	$0	$1,000	0%
-20%	800	$1,000	$0	$1,000	0%
-30%	700	$1,000	$0	$1,000	0%
-40%	600	$1,000	$0	$1,000	0%
-50%	500	$1,000	$0	$1,000	0%
-100%	0	$1,000	$0	$1,000	0%

Example 2:  “Index strike return” is calculated as (ending index level – strike level) / initial index level.

Hypothetical ending index level:	1,500
Hypothetical strike level:	1,200
Hypothetical participation rate:	100%

additional amount per note	=	$1,000	×	100%	×	1,500 – 1,200	=	$300
1,000

In the example above, the total payment at maturity per note will equal $1,300, which is the sum of the stated principal amount and an additional amount of $300.

The examples of the hypothetical additional amounts and payments at maturity provided in the table below are intended to illustrate the effect of basing the additional amount on the index strike return that measures the amount by which the ending index level exceeds the strike level, expressed as a percentage of the initial index level.  However, they do not cover the complete range of possible payments at maturity.

Percent Return of Hypothetical Underlying Index	Hypothetical Ending Index Level	Stated Principal Amount	Additional Amount	Payment at Maturity	Percent Return on $1,000 Note
100%	2,000	$1,000	$800	$1,800	80%
90%	1,900	$1,000	$700	$1,700	70%
80%	1,800	$1,000	$600	$1,600	60%
70%	1,700	$1,000	$500	$1,500	50%
60%	1,600	$1,000	$400	$1,400	40%
50%	1,500	$1,000	$300	$1,300	30%
40%	1,400	$1,000	$200	$1,200	20%
30%	1,300	$1,000	$100	$1,100	10%
20%	1,200	$1,000	$0	$1,000	0%
10%	1,100	$1,000	$0	$1,000	0%
0%	1,000	$1,000	$0	$1,000	0%
-10%	900	$1,000	$0	$1,000	0%
-20%	800	$1,000	$0	$1,000	0%
-30%	700	$1,000	$0	$1,000	0%
-40%	600	$1,000	$0	$1,000	0%
-50%	500	$1,000	$0	$1,000	0%
-100%	0	$1,000	$0	$1,000	0%

Notes with Averaging Dates

In the case of notes with averaging dates, the additional amount, if any, is based on the ending index level, ending share price or ending basket level, which equals the arithmetic average of the index closing level, share closing price or basket closing level, as applicable, of the underlying asset on each of the averaging dates (four in the examples below) specified in the applicable pricing supplement.  Because the value of the underlying asset may be subject to significant fluctuations over the period covered by the averaging dates, it is not possible to present a chart or table illustrating the complete range of possible payments at maturity.  The examples of the hypothetical payment calculations that follow are intended to illustrate the effect of general trends in the value of the underlying asset over such period on the amount payable to you at maturity.  However, the underlying asset may not increase or decrease over such period in accordance with any of the trends depicted by the hypothetical examples below.

Example 1:

The following four cases illustrate the payment at maturity on the notes linked to a single index with four averaging dates for a range of hypothetical index closing levels and demonstrate the impact of basing the calculation of the additional amount on the arithmetic average of the index closing level on each of the averaging dates.

	Case 1	Case 2	Case 3	Case 4
	Index Closing Level	Index Closing Level	Index Closing Level	Index Closing Level
1st Averaging Date	1,300	1,100	1,300	950
2nd Averaging Date	1,400	1,000	1,400	900
3rd Averaging Date	1,500	900	1,200	850
Final Averaging Date	1,600	800	1,000	1,250
Hypothetical Ending Index Level	1,450.00	950.00	1,225.00	987.50
Hypothetical Participation Rate	110%	110%	110%	110%
Additional Amount	$495	$0	$247.50	$0
Payment at Maturity on a $1,000 Stated Principal Amount	$1,495	$1,000	$1,247.50	$1,000

•
In Case 1, the index closing level increases on each averaging date, and, due to the averaging of the index closing levels over the averaging dates, the ending index level of 1,450 is lower than the index closing level of 1,600 on the final averaging date.  At maturity, for each note, the investor receives $1,495, the sum of the stated principal amount of $1,000 and the additional amount of $495.  The return on the notes at maturity represents a 49.5% increase above the stated principal amount, which is less than the simple index return of 60% over the term of the notes.

•
In Case 2, the index closing level decreases on each averaging date, and, due to the averaging of the index closing levels over the averaging dates, the ending index level of 950 is higher than the index closing level of 800 on the final averaging date.  Because the ending index level is less than the initial index level, there is no additional amount.  Nevertheless, the investor receives the stated principal amount of $1,000 for each note at maturity, even though the ending index level is 5% less than the initial index level.

•
In Case 3, the index closing level reaches a high of 1,400 on the second averaging date and declines on subsequent averaging dates.  At maturity, the ending index level of 1,225 is higher than the index closing level of 1,000 on the final averaging date.  At maturity, for each note, the investor receives $1,247.50, the sum of the stated principal amount of $1,000 and the additional amount of $247.50.  The return on the notes at maturity represents a 24.75% increase above the stated principal amount, even though the simple index return over the term of the notes is 0%.

•
In Case 4, the index closing level declines on each of the first three averaging dates to a low of 850 and increases on the final averaging date.  At maturity, the ending index level of 987.5 is less than the index closing level of 1,250 on the final averaging date.  Because the ending index level is less than the initial index level, there is no additional amount, and the investor receives the stated principal amount of $1,000 for each note at maturity.  The 0% return on the notes is less than the simple index return of 25% over the term of the notes.

Notes Linked to a Basket

At maturity, if the ending basket level is greater than the starting basket level, for each note that you hold, you will receive an additional amount in addition to the stated principal amount.  The additional amount will be calculated on the observation date or final averaging date and is equal to the product of (i) $1,000 times (ii) the participation rate times (iii) the basket return, which is the percentage, if any, by which the ending basket level exceeds the starting basket level.  Accordingly, the payment at maturity, if the ending basket level is greater than the starting basket level, is as follows:

payment at maturity = stated principal amount + additional amount

additional amount	=	stated principal amount	×	participation rate	×	basket return

At maturity, if the ending basket level is equal to or less than the starting basket level, the additional amount will be zero and for each note that you hold, you will receive only the stated principal amount of $1,000.

The following examples assume a basket consisting of three ETFs and a starting basket level of 100.

Example 1:

Basket Component	Hypothetical Weighting	Hypothetical Initial Share Price	Hypothetical Ending Share Price	Basket Component Return × Weighting
ETF A	33.333%	$20	$22	3.3333%
ETF B	33.333%	$80	$88	3.3333%
ETF C	33.333%	$150	$165	3.3333%
				10%

basket return	=	ending basket level − starting basket level
starting basket level

ending basket level  =   basket closing level on the observation date

ending basket level	=	basket closing level on the observation date

	=	starting basket level +

	=	100 + (100 × 10%) = 110

Therefore,

basket return = (110 – 100) / 100 = 10%

Assuming that the participation rate is 130%, the additional amount is calculated as follows:

additional amount per note	=	$1,000	×	130%	×	10%	=	$130

Therefore, in this hypothetical example, the payment at maturity per note will equal $1,130, which is the sum of the stated principal amount of $1,000 and the additional amount of $130.

Example 2:

Two of the basket components have a positive basket component return, but these returns are offset by a negative return of the basket component with the greatest weighting.

Basket Component	Hypothetical Weighting	Hypothetical Initial Share Price	Hypothetical Ending Share Price	Basket Component Return × Weighting
ETF A	25%	$20	$24	5%
ETF B	50%	$80	$40	–25%
ETF C	25%	$150	$165	2.5%
				–17.5%

ending basket level = 100 + [100 × (–17.5%)] = 82.5

basket return = (82.5 – 100) / 100 = –17.5%

Regardless of the participation rate, the additional amount will be zero because the ending basket level is less than the starting basket level (as evidenced by the negative basket return), and the payment at maturity per note will be only the stated principal amount of $1,000.  It is important to understand that the basket return for notes linked to a basket is based on the returns of each of the basket components, which can offset each other.

To see how the payment of a partial principal amount, maximum return, minimum return, knock-out level, fixed payment, averaging dates or strike level affects the calculation of the payment at maturity for notes linked to a basket of indices and/or ETFs, please refer to the relevant examples described in “—Notes Linked to a Single Index with an Observation Date,” “—Notes Linked to a Single Index with an Observation Date and a Strike Level” and “—Notes with Averaging Dates,” which would also apply to notes linked to a basket of indices and/or ETFs.

Notes Linked to the Lesser Performing Component

At maturity, if the lesser performing component’s ending level is greater than its initial level, for each note that you hold, you will receive an additional amount in addition to the stated principal amount.  The additional amount will be calculated on the observation date or final averaging date and is equal to the product of (i) $1,000 times (ii) the participation rate times (iii) the lesser component return, which is the percentage, if any, by which the lesser performing component’s ending level exceeds its initial level.  Accordingly, the payment at maturity, if the lesser performing component’s ending level is greater than its initial level, is as follows:

payment at maturity = stated principal amount + additional amount

additional amount	=	stated principal amount	×	participation rate	×	lesser component return

At maturity, if the lesser performing component’s ending level is equal to or less than its initial level, the additional amount will be zero and for each note that you hold, you will receive only the stated principal amount of $1,000.

Where a note is linked to the lesser performing component, your return on the note will be determined and limited by the performance of the lesser performing component, and, therefore, the note may not return more than the stated principal amount even if the ending level of each of the other indices and/or ETFs is above its respective initial level.

Presented below are hypothetical examples showing how the payment on the notes, including the additional amount, is calculated.  The examples below assume an initial index level of 1,000, an initial share price of $100 and a participation rate of 110%.

Example 1:

The following example illustrates the payment at maturity on the note linked to the lesser performing component of a group composed of Index A and ETF B with an observation date and demonstrates the impact of basing the calculation of the additional amount for the notes on the performance of the lesser performing component.

	Index A	ETF B	Lesser Component Return––Share Return of ETF B
	Index Closing Level	Share Closing Price	10%
Ending Index Level or Ending Share Price	1,300	$110
Index Return or Share Return	30%	10%

•	The index return of Index A is 30%, which is the percentage by which the ending index level of 1,300 exceeds the initial index level of 1,000.

•	The share return of ETF B is 10%, which is the percentage by which the ending share price of $110 exceeds the initial share price of $100.

•	The lesser component return is 10%, the share return of ETF B which is the lesser performing component. The additional amount for the note is calculated as follows:

additional amount per note	=	$1,000	×	110%	×	10%	=	$110

Accordingly, the payment at maturity is $1,110, which is the sum of the stated principal amount of $1,000 and the additional amount of $110.  You will not participate in the appreciation of Index A.

Example 2:

The following example illustrates the payment at maturity on the note linked to the lesser performing component of a group composed of Index A and ETF B with four averaging dates and demonstrates the impact of basing the calculation of the additional amount for the notes on the performance of the lesser performing component.

	Index A	ETF B	Lesser Component Return–– Share Return of ETF B
	Index Closing Level	Share Closing Price	–5%
1st Averaging Date	1,050	$110
2nd Averaging Date	1,400	$100
3rd Averaging Date	1,550	$90
Final Averaging Date	1,600	$80
Ending Index Level or Ending Share Price	1,400	$95
Index Return or Share Return	40%	–5%

•	The index return of Index A is 40%, which is the percentage by which the ending index level of 1,400 exceeds the initial index level of 1,000.

•	The share return of ETF B is –5%, which is the percentage by which the ending share price of $95 declined from the initial share price of $100.

•
The lesser component return is –5%, the share return of ETF B which is the lesser performing component.  The additional amount for the note is zero and the payment at maturity is only the stated principal amount of $1,000.  You will not participate in the appreciation of Index A.

RISK FACTORS

The market-linked notes are not secured debt, generally do not pay interest and may not pay more than the stated principal amount at maturity.  Any payment in excess of the stated principal amount at maturity will be linked to the performance of an underlying asset.  Investing in the notes, however, is not equivalent to investing directly in the underlying asset.  This section describes the most significant risks related to the notes.  You should carefully consider whether the notes are suited to your particular circumstances before you decide to purchase them.

Unlike ordinary senior notes, the notes generally do not pay interest

The terms of the notes differ from those of ordinary debt securities in that we generally do not pay interest on the notes.  Because the additional amount due at maturity may equal zero, the return on your investment in the notes (the effective yield to maturity) may be less than the amount that would be paid on an ordinary debt security.  The return of only the principal amount at maturity will not compensate you for the effects of inflation and other factors relating to the value of money over time.  Even if we pay interest on the notes, a significant portion of the additional amount due at maturity may be based on the performance of the underlying asset rather than the interest rate we will pay you.  Accordingly, the notes have been designed for investors who are willing to forgo market floating interest rates on the notes in exchange for an additional amount based on the increase, if any, of the ending level of the underlying asset over its initial level.

The notes may not pay more than the principal amount at maturity

If the ending level of the underlying asset is less than or equal to its initial level, you will receive only the stated principal amount for each note you hold at maturity, unless the applicable pricing supplement provides otherwise.  Even if we pay interest on the notes, the interest rate may be lower than that payable for ordinary debt securities and other debt securities with a comparable maturity, and the return on your investment in the notes may be less than the amount that would be paid on an ordinary debt security or other debt security.  Accordingly, the return on the notes may not compensate you for the effects of inflation and other factors relating to the value of money over time.

If the notes provide for the payment of a partial principal amount at maturity, the notes may pay less than the principal amount at maturity

For issuances of notes that provide for the payment of a partial principal amount, we do not guarantee the full return of principal at maturity.  You will receive at maturity for each stated principal amount of notes that you hold only the partial principal amount (which is an amount less than the stated principal amount), plus the additional amount, if any.  If the ending level of the underlying asset is less than, equal to, or not sufficiently greater than, its initial level, you will receive less than the stated principal amount per note at maturity.

The notes are subject to the credit risk of Morgan Stanley, and any actual or anticipated changes to its credit ratings or credit spreads may adversely affect the market value of the notes

You are dependent on Morgan Stanley’s ability to pay all amounts due on the notes at maturity, and, therefore, you are subject to the credit risk of Morgan Stanley.  The notes are not guaranteed by any other entity.  If Morgan Stanley defaults on its obligations under the notes, your investment would be at risk and you could lose some or all of your investment.  As a result, the market value of the notes prior to maturity will be affected by changes in the market’s view of Morgan Stanley’s creditworthiness.  Any actual or anticipated decline in Morgan Stanley’s credit ratings or increase in the credit spreads charged by the market for taking Morgan Stanley credit risk is likely to adversely affect the market value of the notes.

If the notes are linked to the lesser performing index or ETF, the appreciation potential of the notes will be limited by the index or ETF with the lowest return of the applicable group of indices and/or ETFs

For notes linked to the lesser performing index or ETF, your return on the notes will be limited by the lesser performing index or ETF, which is the index or ETF with the lowest return, which may be negative, of the applicable group of indices and/or ETFs, and, therefore, the notes may not return more than the applicable principal amount of your investment even if the other indices and/or ETFs have appreciated.  For example, in a group composed of Index A and ETF B, if the ending index level of Index A was above its initial index level, but the ending share price of ETF B was below its initial share price, the payment at maturity of the notes would be determined based on the return of ETF B, and you would receive only the principal amount of your investment at maturity.

If maximum return applies to the notes, the appreciation potential of the notes will be limited by such maximum return

If the notes have a maximum return, the appreciation potential of the notes is limited to the fixed amount per stated principal amount specified in the applicable pricing supplement as the maximum return.  The additional amount will equal no more than the maximum return.  Accordingly, the appreciation potential of the notes will be limited to the maximum return even if the additional amount calculated with reference to the percentage increase of the underlying asset and the participation rate would be greater than the maximum return.

The notes may not be listed on any securities exchange and secondary trading may be limited

Unless we specify otherwise in the applicable pricing supplement, the notes will not be listed on any securities exchange.  Therefore, there may be little or no secondary market for the notes.  Our affiliate, MS & Co., may, but is not obligated to, make a market in the notes, and, if it once chooses to make a market, may cease doing so at any time.  When it does make a market, it will generally do so for transactions of routine secondary market size at prices based on its estimate of the current value of the notes, taking into account its bid/offer spread, our credit spreads, market volatility, the notional size of the proposed sale, the cost of unwinding any related hedging positions, the time remaining to maturity and the likelihood that it will be able to resell the notes.  Even if there is a secondary market, it may not provide enough liquidity to allow you to trade or sell the notes easily.  Since other broker-dealers may not participate significantly in the secondary market for the notes, the price at which you may be able to trade your notes is likely to depend on the price, if any, at which MS & Co. is willing to transact.  If, at any time, MS & Co. were to cease making a market in the notes, it is likely that there would be no secondary market for the notes.  Accordingly, you should be willing to hold your notes to maturity.

The market price of the notes will be influenced by many unpredictable factors

Several factors, many of which are beyond our control, will influence the value of the notes in the secondary market and the price at which MS & Co. may be willing to purchase or sell the notes in the secondary market, including:

•	the value of the underlying asset at any time;

•	the volatility (frequency and magnitude of changes in value) of the underlying asset;

•	interest and yield rates in the market;

•	the dividend rate on the stocks constituting any underlying index, basket index or any index underlying the ETF shares (a “share underlying index”);

•
geopolitical conditions and economic, financial, political and regulatory or judicial events that affect the stocks constituting any underlying index, basket index or share underlying index or stock markets generally and that may affect the value of the underlying asset on any day;

•	the time remaining to the maturity of the notes; and

•	any actual or anticipated changes in our credit ratings or credit spreads.

Some or all of these factors will influence the price that you will receive if you sell your notes prior to maturity.  Generally, the longer the time remaining to maturity, the more the market price of the notes will be affected by the other factors described above.  For example, you may have to sell your notes at a substantial discount from the principal amount if, at the time of sale or on earlier averaging dates, the underlying asset is at, below or not sufficiently above its initial level, or if market interest rates rise.

You cannot predict the future performance of the underlying asset based on its historical performance.  We cannot guarantee that the ending level of the underlying asset will be higher than its initial level.  Unless the applicable pricing supplement provides otherwise, if the ending level of the underlying asset is at or below its initial level, you will receive at maturity only the principal amount of the notes.

The rate we are willing to pay for securities of this type, maturity and issuance size is likely to be lower than the rate implied by our secondary market credit spreads and advantageous to us.  Both the lower rate and the inclusion of costs associated with issuing, selling, structuring and hedging the notes in the original issue price reduce the economic terms of the notes, cause the estimated value of the notes to be less than the original issue price and will adversely affect secondary market prices.

Assuming no change in market conditions or any other relevant factors, the prices, if any, at which dealers, including MS & Co., may be willing to purchase the notes in secondary market transactions will likely be significantly lower than the original issue price, because secondary market prices will exclude the issuing, selling, structuring and hedging-related costs that are included in the original issue price and borne by you and because the secondary market prices will reflect our secondary market credit spreads and the bid-offer spread that any dealer would charge in a secondary market transaction of this type as well as other factors.

The inclusion of the costs of issuing, selling, structuring and hedging the notes in the original issue price and the lower rate we are willing to pay as issuer make the economic terms of the notes less favorable to you than they otherwise would be.

However, because the costs associated with issuing, selling, structuring and hedging the notes are not fully deducted upon issuance, for a predetermined period of time following the original issue date (to be specified in the applicable pricing supplement), to the extent that MS & Co. may buy or sell the notes in the secondary market, absent changes in market conditions, including those related to the underlying asset, and to our secondary market credit spreads, it would do so based on values higher than the estimated value, and we expect that those higher values will also be reflected in your brokerage account statements.

The estimated value of the notes, as set forth in the applicable pricing supplement, will be determined by reference to our pricing and valuation models, which may differ from those of other dealers, and will not represent a maximum or minimum secondary market price

These pricing and valuation models are proprietary and rely in part on subjective views of certain market inputs and certain assumptions about future events, which may prove to be incorrect.  As a result, because there is no market-standard way to value these types of securities, our models may yield a higher estimated value of the notes than those generated by others, including other dealers in the market, if they attempted to value the notes.  In addition, the estimated value on the pricing date will not represent a minimum or maximum price at which dealers, including MS & Co., would be willing to purchase your notes in the secondary market (if any exists) at any time.  The value of your notes at any time after the date of the applicable pricing supplement will vary based on many factors that cannot be predicted with accuracy, including our creditworthiness and changes in market conditions.  See also “The market price of the notes will be influenced by many unpredictable factors” above.

Changes in the value of one or more of the basket components may offset each other

For notes where the additional amount is based on a basket of two or more components, price movements in the basket components may not correlate with each other.  For example, at a time when the value of one or more of the basket components increases, the value of one or more of the other basket components may not increase as much or may even decline.  Therefore, in calculating the basket closing level on the observation date or averaging dates, increases in the value of one or more of the basket components may be moderated, or wholly offset, by lesser increases or declines in the value of one or more of the other basket components.  This moderation, or offset, may be accentuated where the basket components are assigned different weightings in determining the value of the basket, in which case a lesser percentage decrease in a more heavily weighted basket component could wholly offset a larger percentage increase in another less heavily weighted basket component.

You cannot predict the future performance of any of the basket components or of the basket as a whole, or whether increases in the value of any of the basket components will be offset by decreases in the value of other basket components, based on their historical performance.  There can be no assurance that the ending basket level will be higher than the starting basket level.  Unless the applicable pricing supplement provides otherwise, if the ending basket level is at or below the starting basket level, you will receive at maturity only the principal amount of the notes.

The basket components may not be equally weighted

For notes linked to a basket, the basket components may have different weightings in the underlying basket.  In such case, the same percentage change in two of the basket components could have different effects on the closing value of the basket because of the unequal weightings.  For example, if the weighting of one basket component is greater than the weighting of another basket component, a 5% decrease in the value of the basket component with the greater weighting will have a greater impact on the closing value of the basket than a 5% increase in the value of the basket component with the lesser weighting.

In the case of notes with specified averaging dates, the notes may pay only the principal amount at maturity even where the ending level of the underlying asset is higher than its initial level

Unless the applicable pricing supplement provides otherwise, in the case of issuances of notes where the payment at maturity is determined based on the values of the underlying asset on specified averaging dates over the term of the notes, you will receive a payment at maturity that is greater than the stated principal amount of the notes only if the arithmetic average of the return of the underlying asset on the averaging dates is greater than zero.  A positive performance of the underlying asset on any one averaging date may be partially or entirely offset by a lesser positive or negative performance of the underlying asset on any other averaging date.  Consequently, it is possible that you will receive at maturity only the stated principal amount for each note you hold, even if the underlying asset has increased substantially on the final averaging date.

If the participation rate is less than 100%, the additional amount will be limited by the participation rate

If the participation rate is less than 100% and the ending level of the underlying asset exceeds its initial level, the additional amount you receive at maturity will be less than the return you would have otherwise received if you had invested directly in the underlying asset.  Under these circumstances, the additional amount you receive at maturity will not fully reflect the performance of the underlying asset.

The notes are designed to be held to maturity

The notes are not designed to be short-term trading instruments.  The price at which you will be able to sell your notes prior to maturity, if at all, may be at a substantial discount from the principal amount of the notes, even in cases where the underlying asset has appreciated since the date of the issuance of the notes.  The potential returns described in any pricing supplement assume that your notes are held to maturity.

Investing in the notes is not equivalent to investing in the underlying asset

Investing in the notes is not equivalent to investing in the underlying asset or the component stocks.  As an investor in the notes, you will not have voting rights to receive dividends or other distributions or any other rights with respect to any underlying shares or to the stocks that underlie the underlying index or ETF.

Adjustments to the underlying index or any basket index could adversely affect the value of the notes

The index publishers are responsible for calculating and maintaining the underlying index or any basket index.  The index publishers can add, delete or substitute the securities constituting the underlying index or any basket index or make other methodological changes that could change the value of the underlying index or any basket index.  The index publishers may discontinue or suspend calculation or dissemination of the underlying index or any basket index.  Any of these actions could adversely affect the value of the notes.  The index publishers have no obligation to consider your interests in calculating or revising the underlying index or any basket index.

The index publishers may discontinue or suspend calculation or publication of the underlying index or any basket index at any time.  In these circumstances, MS & Co., as the calculation agent, will have the sole discretion to substitute a successor index that is comparable to the discontinued index.  MS & Co. could have an economic interest that is different than that of investors in the notes insofar as, for example, MS & Co. is not precluded from considering indices that are calculated and published by MS & Co. or any of its affiliates.  If MS & Co. determines that there is no appropriate successor index, at maturity the payment on the notes will be an amount based on the closing prices of the securities constituting the discontinued index at the time of such discontinuance, without rebalancing or substitution, computed by the calculation agent in accordance with the formula for calculating the discontinued index last in effect prior to discontinuance of such index.

Adjustments to the ETF shares or to the share underlying index could adversely affect the value of the notes

The index publisher of a share underlying index is responsible for calculating and maintaining such index.  Such index publisher can add, delete or substitute the securities constituting the share underlying index or make other methodological changes that could change the value of the share underlying index.  In addition, pursuant to its investment strategy or otherwise, the investment adviser of the exchange-traded fund relating to the ETF shares may add, delete or substitute the securities composing such exchange-traded fund.  Any of these actions could adversely affect the price of the ETF shares, and, consequently, the value of the notes.

The ETF shares are different from the share underlying index

The performance of any ETF shares may not exactly replicate the performance of the relevant share underlying index because the exchange-traded fund relating to the ETF shares will reflect transaction costs and fees that are not included in the calculation of the share underlying index.  It is also possible that such exchange-traded fund may not fully replicate or may in certain circumstances diverge significantly from the performance of the share underlying index due to the temporary unavailability of certain securities in the secondary market, the performance of any derivative instruments contained in such exchange-traded fund, differences in trading hours between such exchange-traded fund and the share underlying index or due to other circumstances.  Additionally, the investment adviser of such exchange-traded fund may have authorization to invest up to a certain percentage of such exchange-traded fund’s assets in shares of other exchange-traded funds that seek to track the performance of equity securities of similar constituent countries or industries of the share underlying index.

The antidilution adjustments the calculation agent is required to make do not cover every event that could affect any underlying shares or basket ETF

MS & Co., as calculation agent, will adjust the amount payable at maturity for certain events affecting any underlying shares or basket ETF.  However, the calculation agent will not make an adjustment for every event that could affect the underlying shares or basket ETF.  If an event occurs that does not require the calculation agent to adjust the amount payable at maturity, the market price of the notes may be materially and adversely affected.

There are risks associated with investments in notes linked to the value of indices of foreign equity securities or ETF shares tracking foreign equity securities

Investments in notes linked to the value of indices of foreign equity securities or ETF shares tracking foreign equity securities involve risks associated with the foreign securities market, including volatility, governmental intervention and cross-shareholdings among companies in the foreign index.  Also, there is generally less publicly available information about foreign companies than about U.S. companies that are subject to the reporting requirements of the United States Securities and Exchange Commission, and foreign companies are subject to accounting, auditing and financial reporting standards and requirements different from those applicable to U.S. reporting companies.

The prices of securities in foreign markets may be affected by political, economic, financial and social factors in those countries, or global regions, including changes in government, economic and fiscal policies and currency exchange laws.  Local securities markets may trade a small number of securities and may be unable to respond effectively to increases in trading volume, potentially making prompt liquidation of holdings difficult or impossible at times.  Moreover, the economies in such countries may differ favorably or unfavorably from the economy in the

United States in such respects as growth of gross national product, rate of inflation, capital reinvestment, resources and self-sufficiency.  Such countries may be subject to different and, in some cases, more adverse economic environments.

Notes linked to certain indices or ETF shares are subject to currency exchange risk

For certain indices or ETF shares, the prices of the component securities are converted into U.S. dollars for purposes of calculating the index value or share price, as applicable.  Holders of notes linked to such indices or ETF shares will be exposed to currency exchange rate risk with respect to each of the currencies represented in the relevant indices or ETF shares.  An investor’s net exposure will depend on the extent to which the currencies of the securities included in the relevant index or tracked by the relevant ETF shares strengthen or weaken against the U.S. dollar and the relative weight of each of those securities within the overall index or the exchange-related fund relating to the ETF shares.  If, taking into account such weighting, the dollar strengthens against the component currencies, the value of the relevant index or ETF shares will be adversely affected and the payment at maturity of the notes may be reduced.

Of particular importance to potential currency exchange risk are:

•	existing and expected rates of inflation;

•	existing and expected interest rate levels;

•	the balance of payments between countries; and

•	the extent of governmental surpluses or deficits in the countries represented in the relevant index or ETF shares and the United States.

All of these factors are in turn sensitive to the monetary, fiscal and trade policies pursued by the governments of the countries represented in the relevant index or ETF shares, the United States and other countries important to international trade and finance.

The calculation agent, which is a subsidiary of the issuer, will make determinations with respect to the notes

As calculation agent, MS & Co. will determine the initial level of the underlying asset, the strike level, the ending level of the underlying asset, the index return (or share return or basket return) or index strike return (or share strike return or basket strike return), as applicable, and the additional amount, if any, you will receive at maturity as well as whether the index closing level, share closing price or basket closing level is greater than or equal to the knock-out level, if applicable, on any knock-out event date.  Moreover, certain determinations made by MS & Co., in its capacity as calculation agent, may require it to exercise discretion and make subjective judgments, such as with respect to the occurrence or non-occurrence of market disruption events and the selection of a successor index or calculation of any index closing level in the event of a discontinuance of the underlying index or any basket index.  These potentially subjective determinations may affect the payout to you at maturity.  See the sections of this product supplement called “Description of Market-Linked Notes—General Terms of the Notes—Some Definitions” and “Description of Market-Linked Notes—Discontinuance of Any Underlying Index or Basket Index; Alteration of Method of Calculation.”

Hedging and trading activity by our subsidiaries could potentially adversely affect the value of the notes

One or more of our subsidiaries and/or third party dealers expect to carry out hedging activities related to the notes (and possibly to other instruments related to the underlying asset), including trading in the stocks that constitute the underlying asset as well as in other instruments related to the underlying asset.  Some of our subsidiaries also trade the stocks that constitute the underlying asset and other financial instruments related to the underlying asset on a regular basis as part of their general broker-dealer and other businesses.  Any of these hedging or trading activities on or prior to the day we set the initial level of the underlying asset could potentially affect the level of the underlying asset or any basket component on the pricing date, and, as a result, could increase the level at which the underlying asset or basket components must be on the observation date or averaging dates before you would receive a payment at maturity that exceeds the principal amount on the notes, unless the applicable pricing supplement provides otherwise.  Additionally, such hedging or trading activities during the term of the notes could potentially affect the value of the underlying asset on the observation date or averaging dates, and, accordingly, the amount of cash you receive at maturity may be adversely affected.

If the notes have a knock-out level and a knock-out event is triggered, the appreciation potential of the notes will be limited by the knock-out rate

If the notes have a knock-out level and a knock-out event is triggered, the appreciation potential of the notes will be limited by the knock-out rate.  If the value of the underlying asset is greater than or equal to the knock-out level on any knock-out event date specified in the applicable pricing supplement, the return on the notes will equal the knock-out rate multiplied by the applicable principal amount of the notes, and the return on the notes will no longer be determined by reference to the return of the underlying asset.  In this case, the appreciation potential of the notes will be limited by the knock-out rate and will not reflect any potential increase in the ending level of the underlying asset above the knock-out rate.

If the notes have a fixed payment, the appreciation potential of the notes will be limited by such fixed payment

If the ending level of the underlying asset is greater than or equal to its initial level, the return on the notes, for which a fixed payment is specified in the applicable pricing supplement, will equal the fixed payment and will not be determined by reference to the return of the underlying asset.  The appreciation potential of the notes is limited by such fixed payment, even if the appreciation in the underlying asset would, but for the fixed payment, result in the payment of a greater additional amount at maturity.  Therefore, depending on the amount of the fixed payment, your return may be less than the return you would otherwise receive if you invested directly in the underlying asset or the component stocks of the underlying asset.

Certain aspects of the tax treatment of short-term notes are uncertain

Certain aspects of the tax treatment of short-term notes that provide for contingent payments are uncertain.  You should review carefully the section called “United States Federal Taxation—Short-Term Notes” in this product supplement.

DESCRIPTION OF MARKET-LINKED NOTES

Investors should carefully read the general terms and provisions of our debt securities in “Description of Debt Securities” in the accompanying prospectus.  This section supplements that description.  The pricing supplement will specify the particular terms for each issuance of notes, and may supplement, modify or replace any of the information in this section and in “Description of Debt Securities” in the accompanying prospectus.  References in this product supplement to a note shall refer to the stated principal amount specified as the denomination for that issuance of notes in the applicable pricing supplement.

The following terms used in this section are defined in the indicated sections of the accompanying prospectus:

•	Senior Debt Indenture (“Description of Debt Securities—Indentures”)
•	senior indebtedness (“Description of Debt Securities—Subordination Provisions”)

General Terms of the Notes

We will issue the notes as part of our Series F medium-term notes under the Senior Debt Indenture.  The Series F medium-term notes issued under the Senior Debt Indenture, together with our senior Series G and Series H global medium-term notes, referred to below under “Plan of Distribution (Conflicts of Interest),” will constitute a single series under the Senior Debt Indenture, together with any other obligations we issue in the future under the Senior Debt Indenture that we designate as being part of that series.  The Senior Debt Indenture does not limit the amount of additional indebtedness that we may incur.  We may, without your consent, create and issue additional notes with the same terms as previous issuances of notes, so that the additional notes will be considered as part of the same issuance as the earlier notes.

Ranking.  Notes issued under the Senior Debt Indenture will rank on par with all of our other senior indebtedness and with all of our other unsecured and unsubordinated indebtedness, subject to statutory exceptions in the event of liquidation upon insolvency.

Terms Specified in Pricing Supplements.  A pricing supplement will specify the following terms of any issuance of the notes to the extent applicable:

•	the issue price (price to public);

•	the stated principal amount per note;

•	the aggregate principal amount;

•	the denominations or minimum denominations;

•	the original issue date;

•	the stated maturity date and any terms related to any extension of the maturity date not otherwise set forth in this product supplement;

•	the observation date or the averaging dates, as applicable;

•	the terms, if any, on which we may call the notes, including the initial call date and the call prices;

•	whether the notes, if interest paying notes, are fixed rate notes, floating rate notes, notes with original issue discount and/or amortizing notes;

•	the rate per year at which the notes will pay interest, if any, or the method of calculating that rate and the interest payment dates on which interest will be payable;

•	the underlying asset;

•	if the notes are linked to a basket, the applicable weighting for each basket component;

•	the value of the underlying asset on the index, share or basket setting date, as applicable;

•	the participation rate to be used to calculate the additional amount;

•	the strike level, if any, and how the index strike return, share strike return or basket strike return, as applicable, will be calculated;

•	the knock-out level, if any, and any applicable knock-out rate and knock-out event dates;

•	the fixed payment, if any;

•	the minimum return, if any;

•	the maximum return, if any;

•	the stock exchange, if any, on which the notes may be listed;

•
if any note is not denominated and payable in U.S. dollars, the currency or currencies in which the principal, premium, if any, and interest, if any, will be payable, which we refer to as the “specified currency,” along with any other terms relating to the non-U.S. dollar denomination;

•
if the notes are in book-entry form, whether the notes will be offered on a global basis to investors through Euroclear and Clearstream, Luxembourg as well as through the Depositary (each as defined below); and

•	any other terms on which we will issue the notes.

Some Definitions.  We have defined some of the terms that we use frequently in this product supplement below:

“adjustment factor” means a number which is initially 1.0 and will be subject to adjustment for certain events affecting the ETF shares.  See “—Antidilution Adjustments for Notes linked to Exchange-Traded Funds” below.

“averaging dates” with respect to an issuance of notes will be specified in the applicable pricing supplement.  See “Summary—Other features of market-linked notes—Averaging Dates” for the mechanics of the averaging dates.  The ending index level, ending share price or ending basket level will be determined on the last averaging date to occur, which we refer to as the “final averaging date.”  If a market disruption event occurs on any scheduled averaging date or any scheduled averaging date is not an index business day or a trading day, as applicable, such scheduled averaging date will be subject to postponement.  See “—Postponement of Observation Date and Averaging Dates.”

“basket” means any basket of indices and/or shares of exchange-traded funds to which the notes may be linked.

“basket closing level” on any day is the starting basket level plus the product of the (a) starting basket level and the (b) sum of the products, as calculated for each basket component, of the index return or share return, as applicable, for such basket component and its respective weighting.  For example, in the case of an issuance of notes linked to the value of a basket composed of three indices, (b) above will be calculated as follows:

In certain circumstances, the basket closing level will be based on the alternate calculation of the basket components described under “—Discontinuance of Any Underlying Index or Basket Index; Alteration of Method of Calculation” and/or “—Discontinuance of Any ETF Shares and/or Share Underlying Index; Alteration of Method of Calculation.”

“basket component” means, for any notes linked to a basket, each basket index or basket ETF composing the basket.

“basket component setting date” means the pricing date, unless otherwise specified in the applicable pricing supplement.  If the scheduled basket component setting date is not an index business day with respect to any basket index, or is not a trading day with respect to any basket ETF and/or there is a market disruption event on such day with respect to any basket component, then the basket component setting date solely with respect to such affected basket component will be the next succeeding index business day or trading day, as applicable, on which there is no market disruption event with respect to such basket component.

“basket ETF” means, for notes linked to a basket, a component exchange-traded fund of the underlying basket.

“basket index” means, for notes linked to a basket, a component index of the underlying basket.

“basket return” means, for any notes linked to a basket, a fraction, the numerator of which is the ending basket level minus the starting basket level, and the denominator of which is the starting basket level.  The basket return is described by the following formula:

basket return	=	ending basket level − starting basket level
starting basket level

“basket setting date” means the date that is the last basket component setting date.

“basket strike return” means, for any notes linked to a basket, a fraction, the numerator of which is the ending basket level minus the strike level, and the denominator of which is the strike level (or starting basket level, if applicable).  The basket strike return is described by the following formula:

basket strike return	=	ending basket level − strike level
strike level (or starting basket level, if applicable)

“business day” means any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which banking institutions are authorized or required by law or regulation to close in The City of New York.

“call date” for each issuance of notes that are subject to our call right will be the scheduled trading day on or after the initial call date that is specified by us in our notice of exchange as the date on which we will deliver cash to holders of the notes called for exchange.  The initial call date will be specified in the applicable pricing supplement.  We may specify any scheduled trading day on or after the initial call date or the maturity date (whether or not it is a scheduled trading day) as the call date, unless otherwise specified in the applicable pricing supplement.

“call notice date” will be the scheduled trading day on which we issue our call notice, which must be at least 10 but not more than 30 calendar days prior to the call date for such notes (the “redemption notice period”), unless a different redemption notice period is specified in the applicable pricing supplement.

“call price” or “call prices” with respect to each issuance of notes that are subject to our call right on any day during the term of such notes or a formula by which the call price(s) may be determined will be specified in the applicable pricing supplement.

“Clearstream, Luxembourg” means Clearstream Banking, société anonyme.

“Depositary” or “DTC” means The Depository Trust Company, New York, New York.

“ending basket level” with respect to an issuance of notes will be:

•	for issuances of notes with an observation date: the basket closing level on such observation date; and

•
for issuances of notes with averaging dates:  the arithmetic average of the basket closing level of the underlying basket on each of the averaging dates, as calculated by the Calculation Agent on the final averaging date.

“ending index level” with respect to an issuance of notes will be:

•	for issuances of notes with an observation date: the index closing level of the underlying index or any basket index on such observation date; and

•
for issuances of notes with averaging dates:  the arithmetic average of the index closing level of the underlying index on each of the averaging dates, as calculated by the Calculation Agent on the final averaging date.

“ending share price” with respect to an issuance of notes will be:

•
for issuances of notes with an observation date:  the share closing price of the underlying shares or shares of any Basket ETF times the adjustment factor, each as determined by the Calculation Agent on such observation date; and

•
for issuances of notes with averaging dates:  the arithmetic average, as calculated by the Calculation Agent on the final averaging date, of the products of the share closing price of the underlying shares and the adjustment factor, each as determined by the Calculation Agent on each of the averaging dates.

“ETF shares” means the underlying shares or shares of any basket ETF, as applicable.

“Euroclear” means Euroclear Bank S.A./N.V., as operator of the Euroclear System.

“fixed payment” means the fixed amount per stated principal amount of the notes as specified in the applicable pricing supplement.

“index business day” means, with respect to the underlying index or any basket index, a day, as determined by the Calculation Agent, on which trading is generally conducted on each relevant exchange, other than a day on which trading on any relevant exchange is scheduled to close prior to the time of the posting of its regular final weekday closing price.

“index closing level” for the underlying index or any basket index on any index business day will equal the closing level of such underlying index or basket index (or any successor index as defined under “—Discontinuance of Any Underlying Index or Basket Index; Alteration of Method of Calculation” below) published at the regular weekday close of trading on that index business day by the underlying index publisher.  In certain circumstances, the index closing level will be based on the alternate calculation of the underlying index or basket index described under “—Discontinuance of Any Underlying Index or Basket Index; Alteration of Method of Calculation.”

“index return” for the underlying index is a fraction, the numerator of which is the ending index level minus the initial index level, and the denominator of which is the initial index level.  The index return for the underlying index is described by the following formula:

index return	=	ending index level − initial index level
initial index level

“index setting date” will be the pricing date, unless otherwise specified in the applicable pricing supplement.  If the index setting date specified in the applicable pricing supplement for determining the initial index level of the underlying index or any basket index is not an index business day with respect to that underlying index or basket index or there is a market disruption event with respect to such underlying index or basket index on such day, then the index setting date for that underlying index or basket index will be postponed to the next succeeding index business day with respect to such underlying index or basket index on which there is no market disruption event.

“index strike return” for the underlying index is a fraction, the numerator of which is the ending index level minus the strike level, and the denominator of which is the strike level (or the initial index level, if applicable).  The index strike return for the underlying index is described by the following formula:

index strike return	=	ending index level − strike level
strike level (or initial index level, if applicable)

“initial averaging dates” mean the dates specified in the applicable pricing supplement.  If a market disruption event occurs on any scheduled initial averaging date or any scheduled initial averaging date is not an index business day or trading day, as applicable, such scheduled initial averaging date will be subject to postponement in accordance with the same procedures that apply to the postponement of the observation date and averaging dates, as described in “—Postponement of Observation Date and Averaging Dates.”

“initial index level” for the underlying index or any basket index means the index closing level on the index setting date or basket component setting date, as specified in the applicable pricing supplement, or the arithmetic average of the index closing level on each of the initial averaging dates, if so specified in the applicable pricing supplement.

“initial share price” for the underlying shares or shares of any basket ETF means the share closing price on the share setting date or basket component setting date, as specified in the applicable pricing supplement, or the arithmetic average of the product of the share closing price and the applicable adjustment factor on each of the initial averaging dates, if so specified in the applicable pricing supplement.

“interest payment date” for any note means a date on which, under the terms of that note, regularly scheduled interest is payable.

“issue price” means the amount per note specified in the applicable pricing supplement and will equal the principal amount of each note, unless otherwise specified in the applicable pricing supplement.

“knock-out event” occurs when the index closing level, share closing price or basket closing level, as applicable, is equal to or greater than the knock-out level on any of the knock-out event dates specified in the applicable pricing supplement, in which case the additional amount per note will equal the stated principal amount times the knock-out rate.

“knock-out event date” means the index business day(s) or trading days, as applicable, specified in the applicable pricing supplement on which a knock-out event may occur.

“knock-out level” means the percentage of the initial index level, initial share price or starting basket level, as applicable, or a fixed level of the underlying index, the underlying shares or the basket, as specified in the applicable pricing supplement.

“knock-out rate” means the percentage specified in the applicable pricing supplement that will be used to calculate the payment at maturity if a knock-out event is triggered.

“lesser component return” means the index return or share return, as applicable, of the lesser performing component.

“lesser component strike return” means the index strike return or share strike return, as applicable, of the lesser performing component.

“lesser performing component” means, if specified as applicable in the pricing supplement, the index or ETF with the lowest index return (or index strike return) or share return (or share strike return), as applicable, which may be negative, of the applicable group of indices and/or ETFs, and which will determine the return on the note without regard to the performance of the other indices and/or ETFs in the group.

“market disruption event” means,

(A)     with respect to the underlying index or any basket index:

(i)    the occurrence or existence of:

(a) a suspension, absence or material limitation of trading of securities then constituting 20 percent or more of the value of the underlying index or basket index (or the successor index) on the relevant exchanges for such securities for more than two hours of trading or during the one-half hour period preceding the close of the principal trading session on such relevant exchange, or

(b) a breakdown or failure in the price and trade reporting systems of any relevant exchange as a result of which the reported trading prices for securities then constituting 20 percent or more of the value of the underlying index or basket index or (or the successor index) during the last one-half hour preceding the close of the principal trading session on such relevant exchange are materially inaccurate, or

(c) the suspension, material limitation or absence of trading on any major securities market for trading in futures or options contracts or exchange-traded funds related to the underlying index or basket index (or the successor index) for more than two hours of trading or during the one-half hour period preceding the close of the principal trading session on such market, in each case, as determined by the Calculation Agent in its sole discretion; and

(ii)   a determination by the Calculation Agent in its sole discretion that any event described in clause (i) above materially interfered with our ability or the ability of any of our affiliates to unwind or adjust all or a material portion of the hedge position with respect to the applicable issuance of notes; provided that clause (ii) shall not apply to issuances of notes that are listed on a securities exchange, unless otherwise indicated in the applicable pricing supplement.

For the purpose of determining whether a market disruption event exists at any time, if trading in a security included in the underlying index or any basket index is materially suspended or materially limited at that time, then the relevant percentage contribution of that security to the value of the underlying index or basket index shall be based on a comparison of (x) the portion of the value of the underlying index or basket index attributable to that security relative to (y) the overall value of the underlying index or basket index, in each case immediately before that suspension or limitation.

For the purpose of determining whether a market disruption event has occurred:  (1) a limitation on the hours or number of days of trading will not constitute a market disruption event if it results from an announced change in the regular business hours of the relevant exchange or market, (2) a decision to permanently discontinue trading in the relevant futures or options contract or exchange-traded fund will not constitute a market disruption event, (3) a suspension of trading in futures or options contracts or exchange-traded funds on an underlying index or any basket index by the primary securities market trading in such contracts or funds by reason of (a) a price change exceeding limits set by such securities exchange or market, (b) an imbalance of orders relating to such contracts or funds, or (c) a disparity in bid and ask quotes relating to such contracts or funds will constitute a suspension, absence or material limitation of trading in futures or options contracts or exchange-traded funds related to the underlying index or basket index and (4) a “suspension, absence or material limitation of trading” on any relevant exchange or on the primary market on which futures or options contracts or exchange-traded funds related to the underlying index or any basket index are traded will not include any time when such securities market is itself closed for trading under ordinary circumstances.

(B)   with respect to any ETF shares:

(i) the occurrence or existence of:

(a) a suspension, absence or material limitation of trading of the ETF shares on the primary market for the ETF shares for more than two hours of trading or during the one-half hour period preceding the close of the principal trading session in such market; or a breakdown or failure in the price and trade reporting systems of the primary market for the ETF shares as a result of which the reported trading prices for the ETF shares during the last one-half hour preceding the close of the principal trading session in such market are materially inaccurate; or the suspension, absence or material limitation of trading on the primary market for trading in futures or options contracts related to the ETF shares, if available, during the one-half hour period preceding the close of the principal trading session in the applicable market, or

(b) a suspension, absence or material limitation of trading of securities then constituting 20 percent or more of the value of the share underlying index on the relevant exchanges for such securities for more than two hours of trading or during the one-half hour period preceding the close of the principal trading session on such relevant exchanges, or

(c) the suspension, material limitation or absence of trading on any major U.S. securities market for trading in futures or options contracts related to the share underlying index or the ETF shares for more than two hours of trading or during the one-half hour period preceding the close of the principal trading session on such market, in each case, as determined by the Calculation Agent in its sole discretion; and

(ii)
a determination by the Calculation Agent in its sole discretion that any event described in clause (i) above materially interfered with our ability or the ability of any of our affiliates to unwind or adjust all or a material portion of the hedge position with respect to the applicable issuance of notes; provided that clause (ii) shall not apply to issuances of notes that are listed on a securities exchange, unless otherwise indicated in the applicable pricing supplement.

For the purpose of determining whether a market disruption event exists at any time, if trading in a security included in the share underlying index is materially suspended or materially limited at that time, then the relevant percentage contribution of that security to the level of the share underlying index shall be based on a comparison of (x) the portion of the level of the share underlying index attributable to that security relative to (y) the overall level of the share underlying index, in each case immediately before that suspension or limitation.

For the purpose of determining whether a market disruption event has occurred: (1) a limitation on the hours or number of days of trading will not constitute a market disruption event if it results from an announced change in the regular business hours of the relevant exchange or market, (2) a decision to permanently discontinue trading in the ETF shares or in the futures or options contract related to the share underlying index or the ETF shares will not constitute a market disruption event, (3) a suspension of trading in futures or options contracts on the share underlying index or the ETF shares by the primary securities market trading in such contracts by reason of (a) a price change exceeding limits set by such securities exchange or market, (b) an imbalance of orders relating to such contracts or (c) a disparity in bid and ask quotes relating to such contracts will constitute a suspension, absence or material limitation of trading in futures or options contracts related to the share underlying index or the ETF shares and (4) a “suspension, absence or material limitation of trading” on any relevant exchange or on the primary market on which futures or options contracts related to the share underlying index or the ETF shares are traded will not include any time when such securities market is itself closed for trading under ordinary circumstances.  Upon any permanent discontinuance of trading in the ETF shares, see “––Discontinuance of Any ETF Shares and/or Share Underlying Index; Alteration of Method of Calculation” below.

“maturity date” means the date specified in the applicable pricing supplement, subject to extension if such day is not a business day or if the observation date or the scheduled final averaging date, in the case of averaging dates, is postponed.  If the scheduled maturity date is not a business day, then the maturity date will be the next succeeding business day immediately following the scheduled maturity date.  If the observation date or the final averaging date is postponed so that it falls less than three business days prior to the scheduled maturity date, the maturity date will be the third business day following the observation date or the final averaging date as postponed.  See the discussion under “—Postponement of Observation Date and Averaging Dates” below.  If the applicable pricing supplement specifies that an issuance of the notes will have an interest payment, and if the scheduled maturity date is postponed due to a market disruption event or otherwise, no interest will accrue on the notes during the period from or after the scheduled maturity date.

“maximum return” means the maximum amount specified in the applicable pricing supplement that will be paid as a return on the stated principal amount of each note, which will cap the additional amount you may receive at maturity.

“minimum return” means the minimum amount specified in the applicable pricing supplement that will be paid as a return on the stated principal amount of each note, which will provide a floor for the additional amount if the additional amount calculated in accordance with “—Payment at Maturity” is less than the specified minimum amount.

“observation date” means the date specified in the applicable pricing supplement.  If a market disruption event occurs on the scheduled observation date or the scheduled observation date is not an index business day or trading day, as applicable, the observation date will be subject to postponement.  See “—Postponement of Observation Date and Averaging Dates.”

“original issue date” means the date specified in the applicable pricing supplement on which a particular issuance of notes will be issued.

“partial principal amount” means the amount that is less than 100% of the stated principal amount, the payment of which is provided for at maturity, subject to the credit risk of Morgan Stanley, if the applicable pricing supplement specifies that less than 100% of the stated principal amount may be payable at maturity (or upon acceleration).

“participation rate” for an issuance of notes will be 100%, unless otherwise specified in the applicable pricing supplement, and will be used to calculate the additional amount for such issuance of notes.  The participation rate indicates the extent to which you will participate in any change in the value of the underlying index, underlying shares or basket of indices and/or ETFs.  If the participation rate is less than 100%, you will participate in less than the full change in value.  If the participation rate is greater than 100%, you will participate in the change in value of the underlying index, underlying shares or basket of indices and/or ETFs on a leveraged basis.

“payment at maturity” means the payment due at maturity with respect to each note, as described under “—Payment at Maturity” below.

“pricing date” means the day on which we price the notes for initial sale to the public.

“record date” for any interest payment date, if applicable, shall be:

(A) for any definitive registered note, the date 15 calendar days prior to that interest payment date, whether or not that date is a business day; provided, however, that any interest payable at maturity shall be payable to the person to whom the payment at maturity shall be payable; and

(B) for any global registered note, the date one business day prior to such interest payment date; provided, however, that any interest payable at maturity shall be payable to the person to whom the payment at maturity shall be payable.

“relevant exchange” means, (a) with respect to the underlying index or any basket index, the primary exchange(s) or market(s) of trading for (i) any security then included in such underlying index or basket index, or any successor index and (ii) any futures or options contracts related to such underlying index or basket index or to any security then included in such underlying index or basket index, and (b) with respect to any ETF shares, the primary exchange(s) or market(s) of trading for any security (or any combination thereof) then included in the share underlying index or any successor index.

“share closing price” for the ETF shares (or one unit of any other security for which a share closing price must be determined) on any trading day means:

(i)
if the ETF shares (or any such other security) are listed or admitted to trading on a national securities exchange (other than The NASDAQ Stock Market LLC (“NASDAQ”)), the last reported sale price, regular way, of the principal trading session on such day on the principal national securities exchange registered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), on which the ETF shares (or any such other security) are listed or admitted to trading,

(ii)	if the ETF shares (or any such other security) are securities of NASDAQ, the official closing price published by NASDAQ on such day, or

(iii)
if the ETF shares (or any such other security) are not listed or admitted to trading on any national securities exchange but are included in the OTC Bulletin Board Service (the “OTC Bulletin Board”) operated by the Financial Industry Regulatory Authority, Inc. (“FINRA”), the last reported sale price of the principal trading session on the OTC Bulletin Board on such day.

If the ETF shares (or any such other security) are listed or admitted to trading on any national securities exchange but the last reported sale price or the official closing price published by NASDAQ, as applicable, is not available pursuant to the preceding sentence, then the share closing price for one ETF share (or one unit of any such other security) on any trading day will mean the last reported sale price of the principal trading session on the over-the-counter market as reported on NASDAQ or the OTC Bulletin Board on such day.  If a market disruption event (as defined above) occurs with respect to the ETF shares (or any such other security) or the last reported sale price or the official closing price published by NASDAQ, as applicable, for the ETF shares (or any such other security) is not available pursuant to either of the two preceding sentences, then the share closing price for any trading day will be the mean, as determined by the Calculation Agent, of the bid prices for the ETF shares (or any such other security) for such trading day obtained from as many recognized dealers in such security, but not exceeding three, as will make such bid prices available to the Calculation Agent.  Bids of Morgan Stanley & Co. LLC (“MS & Co.”) and its successors or any of its affiliates may be included in the calculation of such mean, but only to the extent that any such bid is the highest of the bids obtained.  If no bid prices are provided from any third party dealers, the share closing price will be determined by the Calculation Agent in its sole and absolute discretion (acting in good faith) taking into account any information that it deems relevant.

The term “OTC Bulletin Board Service” will include any successor service thereto, or, if applicable, the OTC Reporting Facility operated by FINRA.

This definition of “share closing price” is subject to the provisions under “—Discontinuance of the ETF Shares and/or Share Underlying Index; Alteration of Method of Calculation” below.

“share return” for the underlying shares is a fraction, the numerator of which is the ending share price minus the initial share price, and the denominator of which is the initial share price.  The share return for the underlying shares is described by the following formula:

share return	=	ending share price − initial share price
initial share price

“share setting date” will be the pricing date, unless otherwise specified in the applicable pricing supplement.  If the share setting date specified in the applicable pricing supplement for determining the initial share price of the underlying shares or shares of any basket ETF is not a trading day with respect to such underlying shares or shares of any ETF shares or there is a market disruption event with respect to such underlying shares or shares of any ETF shares on such day, then the share setting date for such underlying shares or shares of any ETF shares will be postponed to the next succeeding trading day with respect to such underlying shares or shares of any ETF shares on which there is no market disruption event.

“share strike return” for the underlying shares is a fraction, the numerator of which is the ending share price minus the strike level, and the denominator of which is the strike level (or the initial share price, if applicable).  The share strike return for the underlying shares is described by the following formula:

share strike return	=	ending share price − strike level
strike level (or initial share price, if applicable)

“share underlying index” means the index which the relevant exchange-traded fund generally seeks to track.

“starting basket level” for any underlying basket of indices means the predetermined basket level specified in the applicable pricing supplement.

“stated principal amount” for an issuance of market-linked notes shall be the stated principal amount per note payable at maturity, as specified in the applicable pricing supplement.

“strike level” means the level of the underlying index, underlying shares or basket, as applicable, specified in the applicable pricing supplement.

“trading day” means a day, as determined by the Calculation Agent, on which trading is generally conducted on the New York Stock Exchange, NASDAQ, the Chicago Mercantile Exchange and the Chicago Board of Options Exchange and in the over-the-counter market for equity securities in the United States.

“underlying index” means the index specified in the applicable pricing supplement, the performance of which underlies the notes.

“underlying index publisher” means the publisher of the applicable underlying index or basket index.

“weighting” of a basket component in a basket means the percentage of the whole basket initially assigned to such basket component.  The weightings will be specified in the applicable pricing supplement.

References in this product supplement to “U.S. dollars” or “U.S.$” or “$” are to the currency of the United States of America.

In this “Description of Market-Linked Notes,” references to the underlying index, basket index or share underlying index will include the index or indices specified in the applicable pricing supplement and any successor index or indices, unless the context requires otherwise.

Other terms of the market-linked notes are described in the following paragraphs.

Payment at Maturity

With respect to an issuance of market-linked notes linked to an index, shares of an exchange-traded fund or a basket of indices and/or shares of ETFs, unless otherwise specified in the applicable pricing supplement for an issuance of notes, the payment due for each note at maturity will be the stated principal amount of such note, plus the additional amount applicable to such note, as determined below.  We refer to this payment as the “payment at maturity.”

The additional amount may not be less than zero, even if the underlying index, underlying shares or basket of indices and/or shares of ETFs decreases in value between the date or dates on which the initial level (or strike level, if applicable) is determined and the date or dates on which the ending level is determined.

The additional amount will be calculated as follows:

•
If the ending index level, ending share price or ending basket level, as applicable, is greater than the initial index level, initial share price or starting basket level (or strike level, if applicable), the additional amount, which is determined on a per note basis, will be equal to (i) the stated principal amount times (ii) the applicable participation rate times (iii) the index return, share return, basket return or the index strike return, share strike return, basket strike return, as applicable.  Unless otherwise stated in the pricing supplement, the additional amount per note will be calculated as follows:

If the notes are linked to an underlying index:

additional amount	=	stated principal amount	×	participation rate	×	index return

OR

stated principal amount	×	participation rate	×	index strike return

If the notes are linked to underlying shares:

additional amount	=	stated principal amount	×	participation rate	×	share return

OR

stated principal amount	×	participation rate	×	share strike return

If the notes are linked to a basket:

additional amount	=	stated principal amount	×	participation rate	×	basket return

OR

stated principal amount	×	participation rate	×	basket strike return

; provided, in each case, that if a maximum return is specified, the additional amount will be capped at such maximum amount regardless of the index return, share return, basket return or the index strike return, share strike return, basket strike return, as applicable, and if a minimum return is specified, the additional amount will be at least such minimum amount regardless of the index return, share return, basket return or the index strike return, share strike return, basket strike return, as applicable.

•
If the ending index level, ending share price or ending basket level, as applicable, is less than or equal to the initial index level, initial share price or starting basket level (or strike level, if applicable), the additional amount will be zero, unless a minimum return is specified, in which case the additional amount will be the minimum return.

Notes Linked to the Lesser Performing Component

•
If the lesser performing component’s ending index level or ending share price is greater than its initial index level or initial share price (or strike level, if applicable), the additional amount at maturity, which is determined on a per note basis, will be equal to (i) the stated principal amount times (ii) the applicable participation rate times (iii) the applicable lesser component return or lesser component strike return.  Unless otherwise stated in the pricing supplement, the additional amount per note will be calculated as follows:

additional amount	=	stated principal amount	×	participation rate	×	lesser component return

OR

stated principal amount	×	participation rate	×	lesser component strike return

; provided that if a maximum return is specified, the additional amount will be capped at such maximum amount regardless of the lesser component return or lesser component strike return, as applicable, and if a minimum return is specified, the additional amount will be at least such minimum amount regardless of the lesser component return or lesser component strike return, as applicable.

•
If the lesser performing component’s ending index level or ending share price is less than or equal to its initial index level or initial share price (or strike level, if applicable), the additional amount will be zero, unless a minimum return is specified, in which case the additional amount will be the minimum return.

Payment of a Partial Principal Amount.  For notes that provide for the payment of a partial principal amount, the additional amount will be calculated as described above, except that the additional amount, if any, will be added to the partial principal amount, rather than the stated principal amount, when calculating the payment at maturity for each note you hold, unless otherwise specified in the applicable pricing supplement.  Accordingly, if the ending index level, ending share price or ending basket level, as applicable, is less than, equal to, or not sufficiently greater than, the initial index level, initial share price or starting basket level (or strike level, if applicable), you will receive less than the stated principal amount per note at maturity.

Knock-Out Level.  For notes with a knock-out level, the additional amount will be (i) an amount equal to the stated principal amount times the knock-out rate, if the index closing level, share closing price or basket closing level, as applicable, is equal to or greater than the knock-out level on any knock-out event date or (ii) calculated as described above for the basic market-linked notes in “—Payment at Maturity” if the index closing level, share closing price or basket closing level, as applicable, is less than the knock-out level on all of the knock-out event dates.

In determining whether the share closing price is greater than or less than the knock-out level, the applicable adjustment factor will be taken into account.

Fixed Payment.  For notes with a fixed payment, the additional amount will be (i) the fixed payment, if the ending index level, ending share price or ending basket level, as applicable, is equal to or greater than the initial index level, initial share price or starting basket level (or strike level, if applicable), or (ii) zero, if the ending index level, ending share price or ending basket level, as applicable, is less than the initial index level, initial share price or starting basket level (or strike level, if applicable).

For notes with a fixed payment that are linked to the lesser performing component, the additional amount will be (i) the fixed payment, if the lesser performing component’s ending index level or ending share price is equal to or greater than its initial index level or initial share price (or strike level, if applicable), or (ii) zero, if the lesser performing component’s ending index level or ending share price is less than its initial index level or initial share price (or strike level, if applicable).

Postponement of Observation Date and Averaging Dates

The Calculation Agent will calculate the additional amount for each issuance of notes on the observation date, or, in case of averaging dates, on the final averaging date.  In determining the ending index level, ending share price or ending basket level, as applicable, in connection with the calculation of the payment at maturity, the Calculation Agent will take into account market disruption events, non-index business days and/or non-trading days as follows:

For issuances of notes linked to a single index (with a maturity of more than one year):  If a market disruption event with respect to the underlying index occurs on the scheduled observation date or on any scheduled averaging date, or if such observation date or any such averaging date is not an index business day, the index closing level on such date will be determined on the immediately succeeding index business day on which no market disruption event shall have occurred; provided that the ending index level will not be determined on a date later than the tenth scheduled index business day after the scheduled observation date or final averaging date, as applicable, and if such date is not an index business day or if there is a market disruption event on such date, the Calculation Agent will determine the index closing level of the underlying index on such date in accordance with the formula for calculating such index last in effect prior to the commencement of the market disruption event (or prior to the non-index business day), without rebalancing or substitution, using the closing price (or, if trading in the relevant securities has been materially suspended or materially limited, its good faith estimate of the closing price that would have prevailed but for such suspension, limitation or non-index business day) on such date of each security most recently constituting the underlying index.

For issuances of notes linked to a single exchange-traded fund (with a maturity of more than one year):  If a market disruption event with respect to the underlying shares occurs on the scheduled observation date or on any scheduled averaging date, or if such observation date or any such averaging date is not a trading day, the share closing price on such date will be determined on the immediately succeeding trading day on which no market disruption event shall have occurred; provided that the ending share price will not be determined on a date later than the tenth scheduled trading day after the scheduled observation date or final averaging date, as applicable, and if such date is not a trading day or if there is a market disruption event on such date, the Calculation Agent will determine the share closing price of an underlying share on such date as the mean of the bid prices for an underlying share for such date obtained from as many recognized dealers in such security, but not exceeding three, as will make such bid prices available to the Calculation Agent.  Bids of MS & Co. or any of its affiliates may be included in the calculation of such mean, but only to the extent that any such bid is the highest of the bids obtained.  If no bid prices are provided from any third party dealers, the share closing price will be determined by the Calculation Agent in its sole and absolute discretion (acting in good faith) taking into account any information that it deems relevant.

For issuances of notes linked to a basket (with a maturity of more than one year):  If a market disruption event with respect to any basket component occurs on the scheduled observation date or on any scheduled averaging date or if such scheduled observation date or any such scheduled averaging date is not an index business day or a trading day, as applicable, with respect to any basket component, the observation date or any averaging date solely with respect to such affected basket component will be postponed and the index closing level or share closing price, as applicable, with respect to such affected basket component will be determined on the immediately succeeding index business day or trading day, as applicable, on which no market disruption event shall have occurred with respect to such affected basket component.  The basket closing level for the observation date or any averaging date will be determined on the last observation date or averaging date as so postponed; provided that the index closing level or share closing price, as applicable, for any affected basket component will not be determined on a date later than the tenth scheduled index business day or trading day after the scheduled observation date or final averaging date, as applicable, and if such date is not an index business day or trading day, as applicable, or if there is a market disruption event with respect to the affected basket component on such date, the index closing level or share closing price for such basket component will be determined by the Calculation Agent in accordance with the procedures described in the applicable paragraph of the prior two paragraphs.

For issuances of notes (with a maturity equal to or less than one year):  If a market disruption event with respect to the underlying index, underlying shares or any basket component occurs on the scheduled observation date or on any scheduled averaging date, or if such observation date or any such averaging date is not an index business day or trading day, the mechanics described above under “—For issuances of notes linked to a single index (with a maturity of more than one year),” “—For issuances of notes linked to a single exchange-traded fund (with a maturity of more than one year)” and “—For issuances of notes linked to a basket (with a maturity of more than one year)” will apply, except that the observation date or final averaging date will not under any circumstances be postponed to a date that would result in the notes having a maturity date more than one year after the original issue date (the last date that could serve as the observation date or final averaging date without causing the maturity date to be more than one year after the issue date, the “final disrupted valuation date”).  If the observation date or final averaging date is postponed to the final disrupted valuation date and such final disrupted valuation date is not an index business day or trading day or there is a market disruption event on such final disrupted valuation date, in each case, (i) with respect to the underlying index or any basket index for which an index closing level has not been determined, the Calculation Agent will determine the index closing level of the underlying index or any affected basket index on such date in accordance with the formula for and method of calculating such index last in effect prior to commencement of the market disruption event (or prior to the non-index business day), using the closing price (or, if trading in the relevant securities has been materially suspended or materially limited, its good faith estimate of closing price that would have prevailed but for such suspension or limitation or non-index business day) on such date of each security most recently constituting the underlying index or affected basket index, as applicable and (ii) with respect to any ETF shares for which a share closing price has not been determined, the Calculation Agent will determine the share closing price of such ETF shares on such date as the mean of the bid prices for an ETF share for such date obtained from as many recognized dealers in such security, but not exceeding three, as will make such bid prices available to the Calculation Agent.  Bids of MS & Co. or any of its affiliates may be included in the calculation of such mean, but only to the extent that any such bid is the highest of the bids obtained.  If no bid prices are provided from any third party dealers, the share closing price will be determined by the Calculation Agent in its sole and absolute discretion (acting in good faith) taking into account any information that it deems relevant.

Postponement of Maturity.  If the observation date or final averaging date, in the case of averaging dates, is postponed, as described above, so that it falls less than three business day prior to the scheduled maturity date, the maturity date of the notes will be postponed to the third business day following that observation date or final averaging date, in the case of averaging dates, as postponed.

Our Call Right

If so specified in the applicable pricing supplement, we may call an issuance of notes on or after the call date, in whole or in part, for mandatory exchange into cash at the applicable call price specified in the applicable pricing supplement.  If we call an issuance of notes, we will not pay you an additional amount with respect to such issuance of notes.  If we call an issuance of notes, then the cash to be delivered to you will be delivered on the call date fixed by us and set forth in our call notice to be delivered on the call notice date, upon delivery of your notes to the Trustee in accordance with the delivery instructions.  We will, or will cause the Calculation Agent to, deliver the cash to the Trustee for delivery to you.  We refer to this right as “our call right.”

Additional Price Dependent Call Right

If so specified in the applicable pricing supplement, we may have the right to call the notes, in whole or in part, for mandatory exchange into cash during the price dependent call period (as defined below) only if the index closing level, the share closing price (as adjusted by the adjustment factor) or basket closing level of the underlying index, underlying shares or basket, as applicable, on the trading day immediately preceding the relevant notice date is greater than the threshold value (as defined below) specified in such pricing supplement (the “price dependent call right”).

If we call the notes for mandatory exchange, the applicable call price will be delivered on the call date fixed by us and set forth in our notice of mandatory exchange, upon delivery of such notes to the Trustee, as described under “Our Call Right.”

Price Dependent Call Period and Threshold Value.  In the applicable pricing supplement for any notes issued with a price dependent call right, we will specify the applicable call price or the formula for determining the call prices, the period during which such mandatory exchange for cash may be effected as the “price dependent call period” and the threshold value required to permit such exchange as the “threshold value.”

Antidilution Adjustments for Notes linked to Exchange-Traded Funds

If the ETF shares are subject to a stock split or reverse stock split, then once such split has become effective, the adjustment factor will be adjusted to equal the product of the prior adjustment factor and the number of shares issued in such stock split or reverse stock split with respect to one ETF share.  No such adjustment to the adjustment factor will be required unless such adjustment would require a change of at least 0.1% in the amount being adjusted as then in effect.  Any number so adjusted will be rounded to the nearest one hundred-thousandth with five one-millionths being rounded upward.

Alternate Exchange Calculation in the Case of an Event of Default

If an event of default (as defined in the accompanying prospectus) with respect to any issuance of notes shall have occurred and be continuing, the amount declared due and payable upon any acceleration of such notes (the “Acceleration Amount”) will be an amount, determined by the Calculation Agent in its sole discretion, that is equal to the cost of having a qualified financial institution, of the kind and selected as described below, expressly assume all our payment and other obligations (including accrued and unpaid interest) with respect to the notes as of that day and as if no default or acceleration had occurred, or to undertake other obligations providing substantially equivalent economic value to you with respect to the notes.  That cost will equal:

•	the lowest amount that a qualified financial institution would charge to effect this assumption or undertaking, plus

•	the reasonable expenses, including reasonable attorneys’ fees, incurred by the holders of the notes in preparing any documentation necessary for this assumption or undertaking.

During the default quotation period for the notes, which we describe below, the holders of the notes and/or we may request a qualified financial institution to provide a quotation of the amount it would charge to effect this assumption or undertaking.  If either party obtains a quotation, it must notify the other party in writing of the quotation.  The amount referred to in the first bullet point above will equal the lowest—or, if there is only one, the only—quotation obtained, and as to which notice is so given, during the default quotation period.  With respect to any quotation, however, the party not obtaining the quotation may object, on reasonable and significant grounds, to the assumption or undertaking by the qualified financial institution providing the quotation and notify the other party in writing of those grounds within two business days after the last day of the default quotation period, in which case that quotation will be disregarded in determining the default amount.

Notwithstanding the foregoing, if a voluntary or involuntary liquidation, bankruptcy or insolvency of, or any analogous proceeding is filed with respect to Morgan Stanley, then depending on applicable bankruptcy law, your claim may be limited to an amount that could be less than the default amount.

If the maturity of the notes is accelerated because of an event of default as described above, we shall, or shall cause the Calculation Agent to, provide written notice to the Trustee at its New York office, on which notice the Trustee may conclusively rely, and to DTC of the Acceleration Amount due with respect to the notes as promptly as possible and in no event later than two business days after the date of such acceleration.

Default Quotation Period

The default quotation period is the period beginning on the day the default amount first becomes due and ending on the third business day after that day, unless:

•	no quotation of the kind referred to above is obtained, or

•	every quotation of that kind obtained is objected to within five business days after the due date as described above.

If either of these two events occurs, the default quotation period will continue until the third business day after the first business day on which prompt notice of a quotation is given as described above.  If that quotation is objected to as described above within five business days after that first business day, however, the default quotation period will continue as described in the prior sentence and this sentence.

In any event, if the default quotation period and the subsequent two business day objection period have not ended before the final valuation date, then the default amount will equal the principal amount of the notes.

Qualified Financial Institutions

For the purpose of determining the default amount at any time, a qualified financial institution must be a financial institution organized under the laws of any jurisdiction in the United States or Europe, which at that time has outstanding debt obligations with a stated maturity of one year or less from the date of issue and rated either:

•	A-2 or higher by Standard & Poor’s Ratings Services or any successor, or any other comparable rating then used by that rating agency, or

•	P-2 or higher by Moody’s Investors Service or any successor, or any other comparable rating then used by that rating agency.

Discontinuance of Any Underlying Index or Basket Index; Alteration of Method of Calculation

If the underlying index publisher discontinues publication of the underlying index or a basket index and the underlying index publisher or another entity publishes a successor or substitute index that MS & Co., as the Calculation Agent, determines, in its sole discretion, to be comparable to the discontinued underlying index or basket index (such index being referred to herein as a “successor index”), then any subsequent index closing level will be determined by reference to the published value of such successor index at the regular weekday close of trading on any index business day that the index closing level is to be determined.

With respect to each issuance of notes, upon any selection by the Calculation Agent of a successor index, the Calculation Agent will cause written notice thereof to be furnished to the Trustee, to us and to the Depositary, as holder of such notes, within three business days of such selection.  We expect that such notice will be made available to you, as a beneficial owner of the relevant notes, in accordance with the standard rules and procedures of the Depositary and its direct and indirect participants.

If the underlying index publisher discontinues publication of the underlying index or a basket index prior to, and such discontinuance is continuing on, the date that any index closing level is to be determined and MS & Co., as the Calculation Agent, determines, in its sole discretion, that no successor index is available at such time, then the Calculation Agent will determine such index closing level for such date in accordance with the formula for and method of calculating the underlying index or basket index last in effect prior to such discontinuance, without rebalancing or substitution, using the closing price (or, if trading in the relevant securities has been materially suspended or materially limited, its good faith estimate of the closing price that would have prevailed but for such suspension or limitation) at the close of the principal trading session of the relevant exchange on such date (on which the index closing level need be determined) of each security most recently constituting such underlying index or basket index.  Notwithstanding these alternative arrangements, discontinuance of the publication of the underlying index or any basket index may adversely affect the value of any related notes.

If at any time the method of calculating the underlying index or basket index or a successor index, or the value thereof, is changed in a material respect, or if the underlying index or basket index or a successor index is in any other way modified so that such index does not, in the opinion of MS & Co., as the Calculation Agent, fairly represent the value of such underlying index or basket index or such successor index had such changes or modifications not been made, then, from and after such time, the Calculation Agent will, at the close of business in New York City on the date that any index closing level is to be determined, make such calculations and adjustments as, in the good faith judgment of the Calculation Agent, may be necessary in order to arrive at a value of a stock index comparable to such underlying index or basket index or such successor index, as the case may be, as if such changes or modifications had not been made.  Accordingly, if the method of calculating such underlying index or basket index or a successor index is modified so that the value of such index is a fraction of what it would have been if it had not been modified (e.g., due to a split in the index), then the Calculation Agent will adjust such index in order to arrive at a value of such underlying index or basket index or such successor index as if it had not been modified (e.g., as if such split had not occurred).

Discontinuance of Any ETF Shares and/or Share Underlying Index; Alteration of Method of Calculation

If trading in the ETF shares on every applicable national securities exchange, on the OTC Bulletin Board and in the over-the-counter market is permanently discontinued or the exchange-traded fund relating to the ETF shares is liquidated or otherwise terminated (a “discontinuance or liquidation event”), the share closing price of the ETF shares on any valuation date will be determined by the Calculation Agent and will be deemed to equal the product of (i) the closing value of the share underlying index (or any successor index, as described below) on such date (taking into account any material changes in the method of calculating the share underlying index following such discontinuance or liquidation event) times (ii) a fraction, the numerator of which is the share closing price of the ETF shares and the denominator of which is the closing value of the share underlying index (or any successor index, as described below), each determined as of the last day prior to the occurrence of the discontinuance or liquidation event on which a share closing price of the ETF shares was available.

If, following a discontinuance or liquidation event, the index publisher of the share underlying index discontinues publication of the share underlying index and the index publisher of the share underlying index or another entity (including MS & Co.) publishes a successor or substitute index that MS & Co., as the Calculation Agent, determines, in its sole discretion, to be comparable to the discontinued share underlying index (such index being referred to herein as a “successor index”), then any subsequent share closing price on any trading day following a discontinuance or liquidation event will be determined by reference to the published value of such successor index at the regular weekday close of trading on such trading day.

Upon any selection by the Calculation Agent of a successor index, the Calculation Agent will cause written notice thereof to be furnished to the Trustee, to us and to the Depositary, as holder of the notes, within three business days of such selection.  We expect that such notice will be made available to you, as a beneficial owner of such notes, in accordance with the standard rules and procedures of the Depositary and its direct and indirect participants.

If, following a discontinuance or liquidation event, the index publisher of the share underlying index discontinues publication of the share underlying index prior to, and such discontinuance is continuing on, the valuation date and MS & Co., as the Calculation Agent, determines, in its sole discretion, that no successor index is available at such time, then the Calculation Agent will determine the share closing price for such date.  The share closing price will be computed by the Calculation Agent in accordance with the formula for calculating the share underlying index last in effect prior to such discontinuance, using the closing price (or, if trading in the relevant securities has been materially suspended or materially limited, its good faith estimate of the closing price that would have prevailed but for such suspension or limitation) at the close of the principal trading session of the relevant exchange on such date of each security most recently composing the share underlying index without any rebalancing or substitution of such securities following such discontinuance.  Notwithstanding these alternative arrangements, discontinuance of the publication of the share underlying index may adversely affect the value of the notes.

Trustee

The “Trustee” for each offering of notes issued under our Senior Debt Indenture will be The Bank of New York Mellon, a New York banking corporation (as successor to JPMorgan Chase Bank, N.A.).

With respect to each issuance of notes, we will, or will cause the Calculation Agent to provide written notice to the Trustee at its New York office, on which notice the Trustee may conclusively rely, and to the Depositary of the applicable additional amount and the applicable principal amount, on or prior to 10:30 a.m. (New York City time) on the business day preceding the maturity date for such issuance of notes.  See “—Forms of Notes—Book-Entry Notes” or “—Forms of Notes—Certificated Notes” below, and see “Forms of Securities—The Depositary” in the accompanying prospectus.

Agent

The “agents” for each underwritten offering of notes will be specified in the applicable pricing supplement.

Listing

The notes will not be listed on any securities exchange, unless otherwise specified in the applicable pricing supplement.

Calculation Agent and Calculations

We have appointed MS & Co. to act as “Calculation Agent” for us with respect to the market-linked notes.  As Calculation Agent, MS & Co. will determine the initial level of the underlying asset, the strike level, the ending level of the underlying asset, the index return (or share return or basket return) or index strike return (or share strike return or basket strike return), as applicable, and the additional amount, if any, you will receive at maturity as well as whether the index closing level, share closing price or basket closing level is greater than or equal to the knock-out level, if applicable, on any knock-out event date.

All determinations made by the Calculation Agent will be at the sole discretion of the Calculation Agent and will, in the absence of manifest error, be conclusive for all purposes and binding on you and on us.

All calculations with respect to the payment at maturity for notes linked to a single underlying index or a single exchange-traded fund will be rounded to the nearest one hundred-thousandth, with five one-millionths rounded upward (e.g., .876545 would be rounded to .87655), provided that in the case of notes with a knock-out level, the Calculation Agent will not apply any rounding for the purpose of determining whether a knock-out event is triggered; all dollar amounts related to determination of the amount of cash payable per note will be rounded to the nearest ten-thousandth, with five one hundred-thousandths rounded upward (e.g., .76545 would be rounded up to .7655); and all dollar amounts paid on the aggregate number of any notes will be rounded to the nearest cent, with one-half cent rounded upward.

All calculations with respect to the payment at maturity for notes linked to a basket of indices and/or ETF shares will be rounded to the nearest one billionth, with five ten-billionths rounded upward (e.g., .9876543215 would be rounded to .987654322), provided that in the case of notes with a knock-out level, the Calculation Agent will not apply any rounding for the purpose of determining whether a knock-out event is triggered; all dollar amounts related to determination of the amount of cash payable per note will be rounded to the nearest ten-thousandth, with five one hundred-thousandths rounded upward (e.g., .76545 would be rounded up to .7655); and all dollar amounts paid on the aggregate number of any notes will be rounded to the nearest cent, with one-half cent rounded upward.

Because the Calculation Agent is our affiliate, the economic interests of the Calculation Agent and its affiliates may be adverse to your interests, as an owner of the notes, including with respect to certain determinations and judgments that the Calculation Agent must make in determining the index return (or share return or basket return) or index strike return (or share strike return or basket strike return), as applicable, the additional amount or whether a market disruption event has occurred.  See “––Discontinuance of Any Underlying Index or Basket Index; Alteration of Method of Calculation” or “—Discontinuance of Any ETF Shares and/or Share Underlying Index; Alteration of Method of Calculation,” as applicable, and the definition of market disruption event under “Description of Market-Linked Notes—General Terms of the Notes—Some Definitions.”  MS & Co., as a registered broker-dealer, is required to maintain policies and procedures regarding the handling and use of confidential proprietary information, and such policies and procedures will be in effect throughout the term of the notes to restrict the use of information relating to the calculation of the ending index level, ending share price or ending basket level, as applicable, prior to the dissemination of such information.  MS & Co. is obligated to carry out its duties and functions as Calculation Agent in good faith and using its reasonable judgment.

Forms of Notes

As noted above, the notes are issued as part of our Series F medium-term note program.  We will issue notes only in fully registered form either as book-entry notes or as certificated notes.  References to “holders” mean those who own notes registered in their own names, on the books that we or the Trustee maintain for this purpose, and not those who own beneficial interests in notes registered in street name or in notes issued in book-entry form through one or more depositaries.

Book-Entry Notes.  For notes in book-entry form, we will issue one or more global certificates representing the entire issue of notes.  Except as set forth in the accompanying prospectus under “Forms of Securities—Global Securities,” you may not exchange book-entry notes or interests in book-entry notes for certificated notes.

Each global note certificate representing book-entry notes will be deposited with, or on behalf of, the Depositary and registered in the name of the Depositary or a nominee of the Depositary.  These certificates name the Depositary or its nominee as the owner of the notes.  The Depositary maintains a computerized system that will reflect the interests held by its participants in the global notes.  An investor’s beneficial interest will be reflected in the records of the Depositary’s direct or indirect participants through an account maintained by the investor with its  broker/dealer, bank, trust company or other representative.  A further description of the Depositary’s procedures for global notes representing book-entry notes is set forth under “Forms of Securities—The Depositary” in the accompanying prospectus.  The Depositary has confirmed to us, the agent and the Trustee that it intends to follow these procedures.

Certificated Notes.  If we issue notes in certificated form, the certificate will name the investor or the investor’s nominee as the owner of the notes.  The person named in the security register will be considered the owner of the note for all purposes under the Senior Debt Indenture.  For example, if we need to ask the holders of any issuance of notes to vote on a proposed amendment to such notes, the person named in the note register will be asked to cast any vote regarding that issuance of notes.  If you have chosen to have some other entity hold the certificates for you, that entity will be considered the owner of your note in our records and will be entitled to cast the vote regarding your note.  You may not exchange certificated notes for book-entry notes or interests in book-entry notes.

New York Law to Govern.  The notes will be governed by, and construed in accordance with, the laws of the State of New York.

Interest and Principal Payments

You should read the section called “Description of Debt Securities” in the accompanying prospectus, where we describe generally how principal and interest payments, if any, on the notes are made, how exchanges and transfers of the notes are effected and how fixed and floating rates of interest on the notes, if any, are calculated.

USE OF PROCEEDS AND HEDGING

The proceeds we receive from the sale of the notes will be used for general corporate purposes.  We will receive, in aggregate, the issue price per note issued, because, when we enter into hedging transactions in order to meet our obligations under the notes, our hedging counterparty will reimburse the cost of the agent’s commissions.  The costs of the notes borne by you and described in the applicable pricing supplement comprise the agent’s commissions and the cost of issuing, structuring and hedging the notes.  See also “Use of Proceeds” in the accompanying prospectus.

On or prior to the day we set the initial value of the underlying asset, we expect to hedge our anticipated exposure in connection with the notes by entering into hedging transactions with our subsidiaries and/or third party dealers.  We expect our hedging counterparties to take positions in the stocks constituting the underlying index or a basket index, in futures or options contracts on the underlying index or a basket index or its component stocks listed on major securities markets or positions in any other available securities or instruments that they may wish to use in connection with such hedging, and, if the notes are linked to ETF shares, by taking positions in the ETF shares, in options contracts on the ETF shares or positions in any other available securities or instruments that we may wish to use in connection with such hedging.  Such purchase activity could increase the initial value of the underlying asset, and, therefore, could increase the value at which the underlying asset must close on the observation date or averaging dates before you would receive a payment at maturity that exceeds the principal amount of the notes.  In addition, through our subsidiaries, we are likely to modify our hedge position throughout the life of the notes, including on the observation date or averaging dates, by purchasing and selling the stocks constituting the underlying index or a basket index, futures or options contracts on the underlying index or a basket index or its component stocks listed on major securities markets or positions in any other available securities or instruments that we may wish to use in connection with such hedging activities, and, if the notes are linked to ETF shares, by purchasing and selling the ETF shares, options contracts relating to the ETF shares or any other available securities or instruments that we may wish to use in connection with such hedging activities.  We cannot give any assurance that our hedging activities will not affect the value of the underlying asset, and, therefore, adversely affect the value of the notes or the payment that you will receive at maturity.

MARKET-LINKED NOTES OFFERED ON A GLOBAL BASIS

If we offer the notes on a global basis, we will so specify in the applicable pricing supplement.  The additional information contained in the accompanying prospectus under “Securities Offered on a Global Basis Through the Depositary—Book-Entry, Delivery and Form” and “—Global Clearance and Settlement Procedures” will apply to every offering on a global basis.  The additional provisions described under “Securities Offered on a Global Basis Through the Depositary—Payment of Additional Amounts” and “—Tax Redemption” will apply to notes offered on a global basis only if we so specify in the applicable pricing supplement.

BENEFIT PLAN INVESTOR CONSIDERATIONS

Depending on whether the notes are listed on a securities exchange or not, the relevant provision below will apply for an issuance of market-linked notes:

Certain Market-Linked Notes Listed on a Securities Exchange

Each fiduciary of a pension, profit-sharing or other employee benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), (a “Plan”) should consider the fiduciary standards of ERISA in the context of the Plan’s particular circumstances before authorizing an investment in the notes.  Accordingly, among other factors, the fiduciary should consider whether the investment would satisfy the prudence and diversification requirements of ERISA and would be consistent with the documents and instruments governing the Plan.

In addition, we and certain of our subsidiaries and affiliates, including MS & Co., may be considered a “party in interest” within the meaning of ERISA, or a “disqualified person” within the meaning of the Internal Revenue Code of 1986, as amended (the “Code”), with respect to many Plans, as well as many individual retirement accounts and Keogh plans (also “Plans”).  Unless an exemption applies, prohibited transactions within the meaning of ERISA or the Code could arise, for example, if the notes are acquired by or with the assets of a Plan with respect to which MS & Co. or any of its affiliates is a service provider.

We have obtained from the Department of Labor an exemption from the prohibited transaction rules that will  cover the purchase and holding of certain issuances of notes by a Plan for whom we or one of our affiliates is a service provider in cases where the specified requirements of the exemption are met, including that such notes (i) promise to repay the full principal amount at maturity and (ii) are listed on a national securities exchange.  In order for this exemption to apply, the decision to invest in the notes must be made by a Plan fiduciary, or a Plan participant (in the case of Plans that provide for participant-directed investments), who is independent from us and from our affiliates.  At the time of a Plan’s acquisition of any notes, no more than 15% of the Plan’s assets should be invested in such notes.

The exemption described above was issued by the Department of Labor pursuant to its “Expedited Exemption Procedure” under Prohibited Transaction Class Exemption 96-62.  Copies of both the proposed and final exemption are available from us upon request.  Purchasers of notes have exclusive responsibility for ensuring that their purchase and holding of such notes do not violate the prohibited transaction or other rules of ERISA or the Code.  In addition, purchasers of notes acquiring or holding such notes with the assets of a governmental or church plan shall be deemed to represent by their purchase and holding of the notes that such purchase or holding does not violate any prohibitions imposed under federal, state or local law or any other rules or similar regulations applicable to such plan.

Other Market-Linked Notes

Each fiduciary of a Plan should consider the fiduciary standards of ERISA in the context of the Plan’s particular circumstances before authorizing an investment in the notes.  Accordingly, among other factors, the fiduciary should consider whether the investment would satisfy the prudence and diversification requirements of ERISA and would be consistent with the documents and instruments governing the Plan.

In addition, we and certain of our subsidiaries and affiliates, including MS & Co., may be considered a “party in interest” within the meaning of ERISA, or a “disqualified person” within the meaning of the Code, with respect to many Plans, as well as many individual retirement accounts and Keogh plans. ERISA Section 406 and Code Section 4975 generally prohibit transactions between Plans and parties in interest or disqualified persons. Prohibited transactions within the meaning of ERISA or the Code would likely arise, for example, if the notes are acquired by or with the assets of a Plan with respect to which MS & Co. or any of its affiliates is a service provider or other party in interest, unless the notes are acquired pursuant to an exemption from the “prohibited transaction” rules.  A violation of these “prohibited transaction” rules could result in an excise tax or other liabilities under ERISA and/or Section 4975 of the Code for such persons, unless exemptive relief is available under an applicable statutory or administrative exemption.

The U.S. Department of Labor has issued five prohibited transaction class exemptions (“PTCEs”) that may provide exemptive relief for direct or indirect prohibited transactions resulting from the purchase or holding of the notes.  Those class exemptions are PTCE 96-23 (for certain transactions determined by in-house asset managers), PTCE 95-60 (for certain transactions involving insurance company general accounts), PTCE 91-38 (for certain transactions involving bank collective investment funds), PTCE 90-1 (for certain transactions involving insurance company separate accounts) and PTCE 84-14 (for certain transactions determined by independent qualified professional asset managers).  In addition, ERISA Section 408(b)(17) and Section 4975(d)(20) of the Code may provide an exemption for the purchase and sale of securities and the related lending transactions, provided that neither the issuer of the securities nor any of its affiliates has or exercises any discretionary authority or control or renders any investment advice with respect to the assets of the Plan involved in the transaction and provided further that the Plan pays no more, and receives no less, than “adequate consideration” in connection with the transaction (the so-called “service provider” exemption).  There can be no assurance that any of these class or statutory exemptions will be available with respect to transactions involving the notes.

Because we may be considered a party in interest with respect to many Plans, the notes may not be purchased, held or disposed of by any Plan, any entity whose underlying assets include “plan assets” by reason of any Plan’s investment in the entity (a “Plan Asset Entity”) or any person investing “plan assets” of any Plan, unless such purchase, holding or disposition is eligible for exemptive relief, including relief available under PTCEs 96-23, 95-60, 91-38, 90-1, 84-14 or the service provider exemption or such purchase, holding or disposition is otherwise not prohibited.  Any purchaser, including any fiduciary purchasing on behalf of a Plan, transferee or holder of the notes will be deemed to have represented, in its corporate and its fiduciary capacity, by its purchase and holding of the notes that either (a) it is not a Plan or a Plan Asset Entity and is not purchasing such notes on behalf of or with “plan assets” of any Plan or with any assets of a governmental, non-U.S. or church plan that is subject to any federal, state, local or non-U.S. law that is substantially similar to the provisions of Section 406 of ERISA or Section 4975 of the Code (“Similar Law”) or (b) its purchase, holding and disposition are eligible for exemptive relief or such purchase, holding and disposition are not prohibited by ERISA or Section 4975 of the Code or any Similar Law.

Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is particularly important that fiduciaries or other persons considering purchasing the notes on behalf of or with “plan assets” of any Plan consult with their counsel regarding the availability of exemptive relief.

Each purchaser and holder of the notes has exclusive responsibility for ensuring that its purchase, holding and disposition of the notes do not violate the prohibited transaction rules of ERISA or the Code or any Similar Law.  The sale of any notes to any Plan or plan subject to Similar Law is in no respect a representation by us or any of our affiliates or representatives that such an investment meets all relevant legal requirements with respect to investments by plans generally or any particular plan, or that such an investment is appropriate for plans generally or any particular plan.

UNITED STATES FEDERAL TAXATION

The following is a general discussion of the material U.S. federal income tax consequences and certain estate tax consequences of ownership and disposition of the notes.  This discussion applies only to initial investors in the notes who:

•
purchase the notes at their “issue price,” which will equal the first price at which a substantial amount of the notes is sold to the public (not including bond houses, brokers or similar persons or organizations acting in the capacity of underwriters, placement agents or wholesalers); and

•	hold the notes as capital assets within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended (the “Code”).

Subject to any additional discussion in the applicable pricing supplement, it is expected, and the discussion below assumes, that, for U.S. federal income tax purposes, the issue price of a note is equal to its stated issue price indicated in the applicable pricing supplement.

This discussion does not describe all of the tax consequences that may be relevant to a holder in light of the holder’s particular circumstances or to holders subject to special rules, such as:

•	certain financial institutions;

•	insurance companies;

•	certain dealers and traders in securities or commodities;

•	investors holding the notes as part of a “straddle,” wash sale, conversion transaction, integrated transaction or constructive sale transaction;

•	U.S. Holders (as defined below) whose functional currency is not the U.S. dollar;

•	partnerships or other entities classified as partnerships for U.S. federal income tax purposes;

•	regulated investment companies;

•	real estate investment trusts;

•	tax-exempt entities, including “individual retirement accounts” or “Roth IRAs” as defined in Section 408 or 408A of the Code, respectively; or

•	persons subject to the alternative minimum tax.

In addition, we will not attempt to ascertain whether any issuer of any shares to which a note relates (such shares hereafter referred to as “Underlying Shares”) is treated as a “passive foreign investment company” (“PFIC”) within the meaning of Section 1297 of the Code or as a “United States real property holding corporation” (“USRPHC”) within the meaning of Section 897 of the Code.  If any issuer of Underlying Shares were so treated, certain adverse U.S. federal income tax consequences might apply, to a U.S. Holder in the case of a PFIC and to a Non-U.S. Holder (as defined below) in the case of a USRPHC, upon the sale, exchange or retirement of a note.  You should refer to information filed with the Securities and Exchange Commission or other governmental authorities by the issuers of the Underlying Shares and consult your tax adviser regarding the possible consequences to you if any issuer is or becomes a PFIC or USRPHC.

As the law applicable to the U.S. federal income taxation of instruments such as the notes is technical and complex, the discussion below necessarily represents only a general summary.  Moreover, the effect of any applicable state, local or foreign tax laws is not discussed, nor are any consequences resulting from the Medicare tax on investment income.  This discussion is based on the Code, administrative pronouncements, judicial decisions and final, temporary and proposed Treasury regulations, all as of the date hereof, changes to any of which subsequent to the date hereof may affect the tax consequences described herein.  Persons considering the purchase of the notes should consult their tax advisers with regard to the application of the U.S. federal income tax laws to their particular situations as well as any tax consequences arising under the laws of any state, local or foreign taxing jurisdiction.

This discussion is subject to any additional discussion regarding U.S. federal income taxation contained in the applicable pricing supplement.  Accordingly, you should also consult the applicable pricing supplement for any additional discussion of U.S. federal taxation with respect to the specific notes offered thereunder.

Tax Consequences to U.S. Holders

This section applies to you only if you are a U.S. Holder.  As used herein, the term “U.S. Holder” means a beneficial owner of a note that is for U.S. federal income tax purposes:

•	a citizen or individual resident of the United States;

•	a corporation, or other entity taxable as a corporation, created or organized in or under the laws of the United States, any state thereof or the District of Columbia; or

•	an estate or trust the income of which is subject to U.S. federal income taxation regardless of its source.

Long-Term Notes

Classification of the Notes.  Unless otherwise provided in the applicable pricing supplement, subject to the discussion below under “Fixing of Payments before the Original Issue Date” and based in some cases on certain representations that, if applicable, will be confirmed at or prior to the pricing date, if the term of the notes is more than one year (after taking into account the last possible date that the notes could be outstanding under their terms) the notes should be treated as “contingent payment debt instruments” for U.S. federal income tax purposes.  The following discussion assumes such treatment.

Interest Accruals on the Notes.  Pursuant to rules governing the tax treatment of contingent payment debt instruments (the “contingent debt regulations”), a U.S. Holder of the notes will be required to accrue interest income on the notes on a constant yield basis, based on a comparable yield as described below, regardless of whether the U.S. Holder uses the cash or accrual method of tax accounting for U.S. federal income tax purposes.  Accordingly, a U.S. Holder generally will be required to include interest in income each year in excess of any stated interest payments actually received in that year.

The contingent debt regulations provide that a U.S. Holder must accrue an amount of ordinary interest income, as original issue discount for U.S. federal income tax purposes, for each accrual period prior to and including the maturity date of the notes that equals the product of:

•	the adjusted issue price (as defined below) of the notes as of the beginning of the accrual period;

•	the comparable yield (as defined below) of the notes, adjusted for the length of the accrual period; and

•	the number of days during the accrual period that the U.S. Holder held the notes divided by the number of days in the accrual period.

The “adjusted issue price” of a note is its issue price increased by any interest income previously accrued, determined without regard to any adjustments to interest accruals described below, and decreased by the projected amount of any payments (in accordance with the projected payment schedule described below) previously made with respect to the notes.

As used in the contingent debt regulations, the term “comparable yield” means the greater of (i) the annual yield we would pay, as of the issue date, on a fixed-rate debt instrument with no contingent payments, but with terms and conditions otherwise comparable to those of the notes, and (ii) the applicable federal rate.

The contingent debt regulations require that we provide to U.S. Holders, solely for U.S. federal income tax purposes, a schedule of the projected amounts of payments (the “projected payment schedule”) on the notes.  This schedule must produce a yield to maturity that equals the comparable yield.

For U.S. federal income tax purposes, a U.S. Holder is required under the contingent debt regulations to use the comparable yield and the projected payment schedule established by us in determining interest accruals and adjustments thereto in respect of a note, unless the U.S. Holder timely discloses and justifies the use of a different comparable yield and projected payment schedule to the Internal Revenue Service (the “IRS”).

The comparable yield and the projected payment schedule are not used for any purpose other than to determine a U.S. Holder’s interest accruals and adjustments thereto in respect of the notes for U.S. federal income tax purposes.  They do not constitute a projection or representation by us regarding the actual amounts that will be paid on a note.

Adjustments to Interest Accruals on the Notes.  Subject to the discussion below concerning fixed but deferred contingent payments, if the only contingent payment provided for in a note is made at maturity (that is, the note either (i) does not pay a cash coupon during the term of the note or (ii) pays a cash coupon at a fixed rate), a U.S. Holder generally will not be required to make any of the adjustments discussed in the following paragraphs, except at maturity or other scheduled retirement of the note.

If, during any taxable year, a U.S. Holder receives actual payments with respect to a note that, in the aggregate, exceed the total amount of projected payments for that taxable year, the U.S. Holder will incur a “net positive adjustment” under the contingent debt regulations equal to the amount of such excess.  The U.S. Holder will treat a net positive adjustment as additional interest income in that taxable year.

If a U.S. Holder receives in a taxable year actual payments with respect to a note that, in the aggregate, are less than the amount of projected payments for that taxable year, the U.S. Holder will incur a “net negative adjustment” under the contingent debt regulations equal to the amount of such deficit.  This net negative adjustment will (a) reduce the U.S. Holder’s interest income on the note for that taxable year, and (b) to the extent of any excess after the application of (a), give rise to an ordinary loss to the extent of the U.S. Holder’s interest income on the note during prior taxable years, reduced to the extent such interest was offset by prior net negative adjustments.  Any net negative adjustment in excess of the amounts described in (a) and (b) will be carried forward as a negative adjustment to offset future interest income with respect to the note or to reduce the amount realized on a sale, exchange or retirement of the note.  In the case of U.S. Holders who are individuals, a net negative adjustment is not subject to the two percent floor limitation on miscellaneous itemized deductions.

Special rules will apply if one or more contingent payments on a note become fixed.  If one or more contingent payments on a note become fixed more than six months prior to the date each such payment is due, a U.S. Holder will be required to make a positive or negative adjustment, as appropriate, equal to the difference between the present value of the amounts that are fixed and the present value of the projected amounts of those contingent payments as provided in the projected payment schedule, using the comparable yield as the discount rate in each case.  If all remaining scheduled contingent payments on a note become fixed substantially contemporaneously, a U.S. Holder will be required to make adjustments to account for the difference between the amounts treated as fixed and the projected payments in a reasonable manner over the remaining term of the note.  For purposes of the preceding sentence, a payment (including an amount payable at maturity) will be treated as fixed if (and when) all remaining contingencies with respect to it are remote or incidental within the meaning of the applicable Treasury regulations.  A U.S. Holder's tax basis in the note and the character of any gain or loss on the sale or exchange of the note will also be affected.  U.S. Holders should consult their tax advisers concerning the application of these special rules.

Sale, Exchange or Retirement of Notes.  Generally, the sale, exchange or retirement (other than a scheduled retirement) of a note will result in taxable gain or loss to a U.S. Holder.  The amount of gain or loss on such a sale, exchange or retirement of a note will equal the difference between (a) the amount of cash plus the fair market value of any other property received by the U.S. Holder (the “amount realized”) and (b) the U.S. Holder’s adjusted tax basis in the note.  As previously discussed under “—Adjustments to Interest Accruals on the Notes,” to the extent that a U.S. Holder has any net negative adjustment carry-forward, the U.S. Holder may use such net negative adjustment carry-forward to reduce the amount realized on the sale, exchange or retirement of the notes.

Upon the scheduled retirement of a note, a U.S. Holder will recognize taxable gain or loss equal to the difference between the amount realized and the holder’s adjusted tax basis in the note.  For purposes of determining the amount realized on the scheduled retirement of a note, a U.S. Holder will be treated as receiving the projected amount of any contingent payment due on that date.  As previously discussed under “—Adjustments to Interest Accruals on the Notes,” to the extent that actual payments with respect to the notes during the year of the scheduled retirement (including the payment on the scheduled retirement) are greater or less than the projected payments for such year, a U.S. Holder will incur a net positive or negative adjustment, resulting in additional ordinary income or loss, as the case may be, and to the extent that a U.S. Holder has any net negative adjustment carry-forward, the U.S. Holder may use such net negative adjustment carry-forward to reduce the amount realized on the scheduled retirement of the notes.

A U.S. Holder’s adjusted tax basis in a note generally will equal the U.S. Holder’s original purchase price for the note, increased by any interest income previously accrued by the U.S. Holder (determined without regard to any adjustments to interest accruals described above) and decreased by the amount of any projected payments that previously have been scheduled to be made in respect of the notes (without regard to the actual amount paid).

Gain recognized by a U.S. Holder upon a sale, exchange or retirement of a note generally will be treated as ordinary interest income.  Any loss will be ordinary loss to the extent of the excess of previous interest inclusions over the total net negative adjustments previously taken into account as ordinary losses in respect of the note, and thereafter capital loss (which will be long-term if the note has been held for more than one year).  The deductibility of capital losses is subject to limitations.  A U.S. Holder that recognizes a loss that meets certain thresholds may be required to file a disclosure statement with the IRS.

Short-Term Notes

A note that matures (after taking into account the last possible date that the note could be outstanding under its terms) one year or less from its date of issuance (a “short-term note”) should not be treated as a contingent payment debt instrument.  Unless otherwise provided in the applicable pricing supplement, a short-term note should instead be treated as a “short-term debt instrument” for U.S. federal income tax purposes, and the following discussion assumes such treatment.  As described below, certain aspects of the tax treatment of a short-term note are uncertain.  Due to the absence of governing authority addressing such issues, unless otherwise provided in the applicable pricing supplement, our counsel is expected to be unable to opine regarding issues identified below as uncertain or unclear.  Holders of short-term notes should consult their tax advisers as to the U.S. federal income tax consequences of the ownership and disposition of short-term notes.

Tax Treatment Prior to Maturity of the Short-Term Notes.  Under the applicable Treasury regulations, a short-term note will be treated as being issued at a discount, the amount of which will be equal to the excess of the sum of all payments on the short-term note (including all stated interest and the supplemental redemption amount, if any) over its issue price.

A U.S. Holder that uses a cash method of tax accounting will not be required to include the discount in income as it accrues for U.S. federal income tax purposes unless the U.S. Holder elects to do so. A U.S. Holder that uses a cash method of tax accounting and does not make such election should generally include the stated interest payments on the short-term notes as ordinary income upon receipt.  However, it is also unclear, where a note does not provide for the return of the principal amount under all circumstances, whether payments of stated interest should in all cases be required to be included in income on a current basis.  Except in the case of stated interest payments, such U.S. Holders will not be required to recognize income with respect to the short-term notes prior to maturity, other than pursuant to a sale or exchange, as described below.

A U.S. Holder that uses an accrual method of tax accounting generally will be required to include the discount in income as it accrues on a straight-line basis, unless the holder makes an election to accrue the discount according to a constant yield method based on daily compounding.  Although U.S. Holders using an accrual method of tax accounting and U.S. Holders using a cash method of tax accounting that have elected to include the discount in income currently are generally required to accrue the discount on a straight-line basis, because the supplemental redemption amount that will be received with respect to the short-term notes is uncertain, it is not clear how such accruals should be determined.  U.S. Holders should consult their tax advisers regarding the determination of the amount of any interest accruals on the short-term notes.

Tax Treatment at Maturity of the Short-Term Notes.  Upon the scheduled retirement of the notes, if the amount of the payment on the notes exceeds a U.S. Holder’s adjusted tax basis in the notes, such excess should generally be treated as ordinary income.  However, if the amount of the payment is less than the U.S. Holder’s adjusted tax basis in the notes, the difference should be treated as a short-term capital loss.  A U.S. Holder’s adjusted tax basis in a note will generally equal the U.S. Holder’s original purchase price for the note, increased by any discount that the U.S. Holder previously included in income but did not receive.  A U.S. Holder that recognizes a loss that meets certain thresholds may be required to file a disclosure statement with the IRS.

Sale, Exchange or Retirement of the Short-Term Notes. Upon a sale, exchange or retirement of a short-term note (other than at maturity), a U.S. Holder should recognize gain or loss in an amount equal to the difference between the amount received and the U.S. Holder’s adjusted tax basis in the note.  Gain recognized upon a sale, exchange or retirement prior to maturity will be ordinary income to a cash-method U.S. Holder to the extent of accrued discount not yet taken into income, and otherwise will be treated as short-term capital gain.  However, there is no authority regarding the proper method of accrual of discount on short-term debt instruments, such as the short-term notes, under which the amount payable at maturity is uncertain as of the issue date.  Consequently, there is uncertainty regarding whether or to what extent gain from a sale, exchange or retirement prior to maturity should be treated as short-term capital gain or ordinary income.  Any resulting loss will be treated as a short-term capital loss.  A U.S. Holder that recognizes a loss that meets certain thresholds may be required to file a disclosure statement with the IRS.  U.S. Holders should consult their tax advisers regarding the proper treatment of any gain or loss recognized upon a sale, exchange or retirement of a note.

Interest on Indebtedness Incurred to Purchase the Short-Term Notes.  A U.S. Holder that uses a cash method of tax accounting and does not make the election to include the discount in income on an accrual basis will be required to defer deductions for certain interest paid on indebtedness incurred to purchase or carry the short-term notes until the discount on the notes is included in income or the U.S. Holder disposes of the notes in a taxable transaction.  As noted above, however, there is no authority regarding the accrual of discount on short-term debt instruments such as the short-term notes.  Therefore, it is unclear how, if at all, the rules regarding deferral of interest deductions would apply to the short-term notes.  U.S. Holders should consult their tax advisers regarding these deferral rules.

Fixing of Payments before the Original Issue Date

If the supplemental redemption amount of a note, whether the note is short-term or long-term, becomes fixed after the pricing date but prior to the original issue date, the notes will be treated as notes providing a payment at maturity that is fixed (“fixed notes”).  In that case, the tax treatment of the fixed notes will depend on whether the notes are short-term or long-term and the U.S. Holder’s method of tax accounting.  See the sections entitled “United States Federal Taxation—Tax Consequences to U.S. Holders—Discount Notes” and “—Short-Term Notes” in the accompanying prospectus.  Upon the sale, exchange or retirement of a fixed note, unless otherwise provided in the applicable pricing supplement, the character of gain or loss, if any, will be determined as discussed in the section entitled “United States Federal Taxation—Tax Consequences to U.S. Holders—Sale, Exchange or Retirement of the Debt Securities” in the accompanying prospectus.

Backup Withholding and Information Reporting

Backup withholding may apply in respect of payments on the notes and the payment of proceeds from a sale or other disposition of the notes, unless a U.S. Holder provides proof of an applicable exemption or a correct taxpayer identification number and otherwise complies with applicable requirements of the backup withholding rules.  The amounts withheld under the backup withholding rules are not an additional tax and may be refunded, or credited against the U.S. Holder’s U.S. federal income tax liability, provided that the required information is timely furnished to the IRS.  In addition, information returns may be filed with the IRS in connection with payments on the notes and the payment of proceeds from a sale or other disposition of the notes, unless the U.S. Holder provides proof of an applicable exemption from the information reporting rules.

Tax Consequences to Non-U.S. Holders

This section applies to you only if you are a Non-U.S. Holder.  As used herein, the term “Non-U.S. Holder” means a beneficial owner of a note that is for U.S. federal income tax purposes:

•	an individual who is classified as a nonresident alien;

•	a foreign corporation; or

•	a foreign estate or trust.

The term “Non-U.S. Holder” does not include any of the following holders:

•
a holder who is an individual present in the United States for 183 days or more in the taxable year of disposition and who is not otherwise a resident of the United States for U.S. federal income tax purposes;

•	certain former citizens or residents of the United States; or

•	a holder for whom income or gain in respect of the notes is effectively connected with the conduct of a trade or business in the United States.

Such holders should consult their tax advisers regarding the U.S. federal income tax consequences of an investment in the notes.

Subject to the discussions regarding the possible application of Sections 871(m) and 897 of the Code and FATCA, payments (including original issue discount) with respect to a note, and gain recognized on the sale, exchange or other disposition of the note, should not be subject to U.S. federal income or withholding tax under current law, provided that:

•	the Non-U.S. Holder does not own, directly or by attribution, ten percent or more of the total combined voting power of all classes of our stock entitled to vote;

•	the Non-U.S. Holder is not a controlled foreign corporation related, directly or indirectly, to us through stock ownership;

•	the Non-U.S. Holder is not a bank receiving interest under Section 881(c)(3)(A) of the Code; and

•	the certification requirement described below has been fulfilled with respect to the beneficial owner.

Certification Requirement.  The certification requirement referred to in the preceding paragraph will be fulfilled if the beneficial owner of a note (or a financial institution holding a note on behalf of the beneficial owner) furnishes to the applicable withholding agent an applicable IRS Form W-8 on which the beneficial owner certifies under penalties of perjury that it is not a U.S. person.

U.S. Federal Estate Tax

Individual Non-U.S. Holders, and entities the property of which is potentially includible in such an individual’s gross estate for U.S. federal estate tax purposes (for example, a trust funded by such an individual and with respect to which the individual has retained certain interests or powers), should consider the U.S. federal estate tax implications of an investment in the notes.  Assuming that the applicable treatment of the notes as set forth in “—Tax Consequences to U.S. Holders” is respected for U.S. federal estate tax purposes, the following U.S. federal estate tax consequences should result.  Absent an applicable treaty exemption, a note will be treated as U.S. situs property subject to U.S. federal estate tax if payments on the note if received by the decedent at the time of death would have been subject to U.S. federal withholding tax (even if the IRS Form W-8 certification requirement described above were satisfied and not taking into account an elimination of such U.S. federal withholding tax due to the application of an income tax treaty and without regard to the discussion below concerning FATCA). Non-U.S. Holders should consult their tax advisers regarding the U.S. federal estate tax consequences of an investment in the notes in their particular situations and the availability of benefits provided by an applicable estate tax treaty, if any.

Possible Application of Section 871(m) of the Code

Section 871(m) of the Code imposes a 30% withholding tax on certain “dividend equivalents” paid or deemed paid with respect to U.S. equities, or indices including U.S. equities, under certain circumstances.  Future Treasury regulations interpreting Section 871(m) of the Code, when issued in final form, could treat Section 871(m) of the Code as applying to notes offered under this product supplement that are linked to indices that include U.S. equities, under certain circumstances.  Under any such regulations, withholding might be required during the term of a note, even in cases where no current payment is made under the notes and where the notes do not provide for any payment.  Pursuant to published guidance from the U.S. Treasury Department and the IRS, any such final regulations are not expected to apply to notes issued prior to the date that is 90 days after the date on which the final regulations are published.  No assurances can be given as to whether or how Section 871(m) of the Code will be applied to notes that are linked to indices that include U.S. equities.  If withholding is required, we will not be required to pay any additional amounts with respect to amounts withheld.  Non-U.S. Holders should consult their tax advisers regarding the potential application of Section 871(m) of the Code.

Backup Withholding and Information Reporting

Information returns may be filed with the IRS in respect of payments on the notes and the payment of proceeds from a sale, exchange or other disposition of the notes.  A Non-U.S. Holder may be subject to backup withholding in respect of amounts paid to the Non-U.S. Holder, unless such Non-U.S. Holder complies with certification procedures to establish that it is not a U.S. person for U.S. federal income tax purposes or otherwise establishes an exemption.  Compliance with the certification procedures described above will satisfy the certification requirements necessary to avoid backup withholding as well.  The amount of any backup withholding from a payment to a Non-U.S. Holder will be allowed as a credit against the Non-U.S. Holder’s U.S. federal income tax liability and may entitle the Non-U.S. Holder to a refund, provided that the required information is timely furnished to the IRS.

FATCA Legislation

Legislation commonly referred to as “FATCA” generally imposes a withholding tax of 30% on payments to certain non-U.S. entities (including financial intermediaries) with respect to certain financial instruments, unless various U.S. information reporting and due diligence requirements have been satisfied.  An intergovernmental agreement between the United States and the non-U.S. entity’s jurisdiction may modify these requirements.  This legislation generally applies to certain financial instruments that are treated as paying U.S.-source interest or other U.S.-source “fixed or determinable annual or periodical” income.  Withholding (if applicable) applies to any payment of amounts treated as interest on the notes and, for dispositions after December 31, 2016, any payment of gross proceeds of the disposition (including upon retirement) of the notes.  We will not be required to pay any additional amounts with respect to amounts withheld.  Both U.S. and Non-U.S. Holders should consult their tax advisers regarding the potential application of FATCA to the notes.

PLAN OF DISTRIBUTION (CONFLICT OF INTEREST)

We are offering the notes as part of our Series F medium-term notes on a continuing basis through MS & Co., which we refer to as the “agent.”  We may also use other agents that will be named in the applicable pricing supplement.  The agent has, or will have, agreed to use reasonable efforts to solicit offers to purchase the notes.  We will have the sole right to accept offers to purchase the notes and may reject any offer in whole or in part.  The agent may reject, in whole or in part, any offer it solicited to purchase notes.  We will pay the agent, in connection with sales of the notes resulting from a solicitation the agent made or an offer to purchase the agent received, a commission that will be specified in the applicable pricing supplement.

We may also sell the notes to the agent as principal for its own account at discounts to be agreed upon at the time of sale as disclosed in the applicable pricing supplement.  The agent may resell the notes to investors and other purchasers at a fixed offering price or at prevailing market prices, or prices related thereto at the time of resale or otherwise, as the agent determines and as we will specify in the applicable pricing supplement.  The agent may offer the notes it has purchased as principal to Morgan Stanley Smith Barney LLC (“Morgan Stanley Wealth Management”) as selected dealer, or to other dealers, including Morgan Stanley & Co. International plc (“MSIP”) and Bank Morgan Stanley AG.  Morgan Stanley Wealth Management, MSIP and Bank Morgan Stanley AG are affiliates of Morgan Stanley.  The agent may sell the notes to any dealer at a discount, and, unless otherwise specified in the applicable pricing supplement, the discount allowed to any dealer will not be in excess of the discount the agent will receive from us.  After the initial public offering of notes that the agent is to resell on a fixed public offering price basis, the agent may change the public offering price, concession, discount and other selling terms from time to time.

The agent may be deemed to be an “underwriter” within the meaning of the Securities Act of 1933, as amended.  We and the agent have agreed to indemnify each other against certain liabilities, including liabilities under the Securities Act, or to contribute to payments made in respect of those liabilities.  We have also agreed to reimburse the agent for specified expenses.

Unless otherwise provided in the applicable pricing supplement, we do not intend to apply for the listing of the notes on a national securities exchange.  The agent may make a market in the notes as applicable laws and regulations permit.  The agent is not obligated to do so, however, and the agent may discontinue making a market at any time without notice.  No assurance can be given as to the liquidity of any trading market for the notes.

MS & Co. is our wholly-owned subsidiary and it and other subsidiaries of ours expect to make a profit by selling, structuring and, when applicable, hedging the notes.  When MS & Co. prices an offering of notes, it will determine the economic terms for such notes such that for each note the estimated value on the pricing date will be no lower than the predetermined minimum level set forth and described in the applicable pricing supplement.

The agent will conduct each offering of the notes in compliance with the requirements of the FINRA Rule 5121 regarding a FINRA member firm’s distributing the securities of an affiliate and related conflicts of interest.  In accordance with FINRA Rule 5121, no agent or dealer that is an affiliate of ours will make sales in this offering to any discretionary account without the prior written approval of the customer.  Following the initial distribution of the notes, the agent may offer and sell those notes in the course of its business as a broker-dealer.  The agent may act as principal or agent in those transactions and will make any sales at varying prices related to prevailing market prices at the time of sale or otherwise.  The agent may use this product supplement in connection with any of those transactions.  The agent is not obligated to make a market in any of the notes and may cease to make a market at any time without notice.

In order to facilitate the offering of the notes, the agent may engage in transactions that stabilize, maintain or otherwise affect the price of the notes or of the individual stocks that constitute the underlying index or basket indices or, if the notes are linked to ETF shares, of ETF shares or the individual securities constituting the share underlying index.  Specifically, the agent may sell more notes than it is obligated to purchase in connection with the offering, creating a naked short position for its own account.  The agent must close out any naked short position by purchasing notes in the open market.  A naked short position is more likely to be created if the agent is concerned that there may be downward pressure on the price of the notes in the open market after pricing that could adversely affect investors who purchase in the offering.  As an additional means of facilitating the offering, the agents may bid for, and purchase, the securities or the individual stocks that constitute the underlying index or basket indices or, if the notes are linked to ETF shares, ETF shares or the individual securities constituting the share underlying index in the open market to stabilize the price of the notes.  Finally, in any offering of the notes through a syndicate of underwriters or dealer group, the agent acting on behalf of the underwriting syndicate or for itself may also reclaim selling concessions allowed to an underwriter or a dealer for distributing the notes in the offering, if the agent repurchases previously distributed notes to cover syndicate short positions or to stabilize the price of the notes.  Any of these activities may raise or maintain the market price of the notes above independent market levels or prevent or retard a decline in the market price of the notes.  The agent is not required to engage in these activities, and may end any of these activities at any time.

Concurrently with the offering of the notes through the agent, we may issue other debt securities under the indenture referred to in this product supplement similar to those described in this product supplement.  Those debt securities may include other Series F medium-term notes and medium-term notes under our Series G and Series H prospectus supplement, which we refer to as “Euro medium-term notes.”  The other Series F medium-term notes and the Euro medium-term notes may have terms substantially similar to the terms of the notes offered under this product supplement.  The Euro medium-term notes may be offered concurrently with the offering of the notes, on a continuing basis outside the United States by us, under a distribution agreement with Morgan Stanley & Co. International plc, as agent for us.  The terms of that distribution agreement, which we refer to as the Euro Distribution Agreement, are substantially similar to the terms of the distribution agreement for a U.S. offering, except for selling restrictions specified in the Euro Distribution Agreement.

The agent or an affiliate of the agent will enter into a hedging transaction with us in connection with each offering of market-linked notes.  See “Use of Proceeds and Hedging” above.

With respect to each issuance of notes, we expect to deliver the notes against payment therefor in New York, New York on the original issue date (settlement date) specified in the applicable pricing supplement.  Under Rule 15c6-1 of the Exchange Act, trades in the secondary market generally are required to settle in three business days, unless the parties to any such trade expressly agree otherwise.  Accordingly, if the original issue date for any issuance of notes is more than three business days after the pricing date, purchasers who wish to trade notes more than three business days prior to the original issue date will be required to specify alternative settlement arrangements to prevent a failed settlement.

Market-Linked Notes Offered on a Global Basis

If the applicable pricing supplement indicates that any of our notes will be offered on a global basis, those registered global notes will be offered for sale in those jurisdictions outside of the United States where it is legal to make offers for sale of those notes.

The agent has represented and agreed, and any other agent through which we may offer any market-linked notes on a global basis will represent and agree, that it will comply with all applicable laws and regulations in force in any jurisdiction in which it purchases, offers, sells or delivers the notes or possesses or distributes the applicable pricing supplement, this product supplement, any accompanying index supplement or the accompanying prospectus and will obtain any consent, approval or permission required by it for the purchase, offer or sale by it of the notes under the laws and regulations in force in any jurisdiction to which it is subject or in which it makes purchases, offers or sales of the notes, and we shall not have responsibility for the agent’s compliance with the applicable laws and regulations or obtaining any required consent, approval or permission.

With respect to sales in any jurisdictions outside of the United States of such notes offered on a global basis, purchasers of any such notes may be required to pay stamp taxes and other charges in accordance with the laws and practices of the country of purchase in addition to the issue price set forth on the cover page of the applicable pricing supplement.

General

No action has been or will be taken by us, the agent or any dealer that would permit a public offering of the notes or possession or distribution of any pricing supplement or this product supplement, any accompanying index supplement or the accompanying prospectus in any jurisdiction, other than the United States, where action for that purpose is required.  No offers, sales or deliveries of the notes, or distribution of any pricing supplement or this product supplement, any accompanying index supplement and the accompanying prospectus or any other offering material relating to the notes, may be made in or from any jurisdiction except in circumstances which will result in compliance with any applicable laws and regulations and will not impose any obligations on us, any agent or any dealer.

The agent has represented and agreed, and each dealer through which we may offer the notes has represented and agreed, that it (i) will comply with all applicable laws and regulations in force in each non-U.S. jurisdiction in which it purchases, offers, sells or delivers the notes or possesses or distributes any pricing supplement, this product supplement, any accompanying index supplement and the accompanying prospectus and (ii) will obtain any consent, approval or permission required by it for the purchase, offer or sale by it of the notes under the laws and regulations in force in each non-U.S. jurisdiction to which it is subject or in which it makes purchases, offers or sales of the notes.  We shall not have responsibility for any agent’s or any dealer’s compliance with the applicable laws and regulations or obtaining any required consent, approval or permission.

European Economic Area

None of this product supplement, any accompanying index supplement or the accompanying prospectus is a prospectus for the purposes of the Prospectus Directive (as defined below) as implemented in member states of the European Economic Area.  This product supplement, any accompanying index supplement and the accompanying prospectus have been prepared on the basis that all offers of the notes described herein made to persons in the European Economic Area will be made pursuant to an exemption under the Prospectus Directive from the requirement to produce a prospectus in connection with offers of the notes.

In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”), with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the “Relevant Implementation Date”), no offer of notes to the public has been made or will be made in that Relevant Member State except that, with effect from and including the Relevant Implementation Date, an offer of such notes may be made to the public in that Relevant Member State at any time:

(1)      to any legal entity which is a qualified investor as defined in the Prospectus Directive;

(2)      to fewer than 100, or, if the Relevant Member State has implemented the relevant provision of the 2010 PD Amending Directive, 150 natural or legal persons (other than qualified investors as defined in the Prospectus Directive) subject to obtaining the prior consent of the relevant agent, underwriter or dealer nominated by us for any such offer; or

(3)      in any other circumstances falling within Article 3(2) of the Prospectus Directive,

provided that no such offer of notes referred to in (1) to (3) above shall require us or any agent to publish a prospectus pursuant to Article 3 of the Prospectus Directive.

For the purposes of this provision, the expression an “offer of notes to the public” in relation to any notes in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the notes to be offered so as to enable an investor to decide to purchase or subscribe the notes, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State, the expression “Prospectus Directive” means Directive 2003/71/EC (and amendments thereto, including the 2010 PD Amending Directive, to the extent implemented in the Relevant Member State) and includes any relevant implementing measure in each Relevant Member State and the expression “2010 PD Amending Directive” means Directive 2010/73/EU.

United Kingdom

The communication of this product supplement, any accompanying index supplement or the accompanying prospectus or any other documents or materials relating to the issue of the notes is not being made, and such documents and/or materials have not been approved, by an authorised person for the purposes of section 21 of the Financial Services and Markets Act 2000. Accordingly, such documents and/or materials are not being distributed to, and must not be passed on to, the general public in the United Kingdom. The communication of such documents and/or materials as a financial promotion is only being made to those persons in the United Kingdom falling within the definition of investment professionals (as defined in Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (the “Financial Promotion Order”)) or within Article 49(2)(A) to (D) of the Financial Promotion Order, or to any other persons to whom it may otherwise lawfully be made under the Financial Promotion Order (all such persons together being referred to as “relevant persons”).  In the United Kingdom the notes are only available to, and any investment or investment activity to which this product supplement, any accompanying index supplement or the accompanying prospectus relates will be engaged in only with, relevant persons.  Any person in the United Kingdom that is not a relevant person should not act or rely on this product supplement, any accompanying index supplement or the accompanying prospectus or any of its or their contents.

Japan

The notes have not been and will not be registered under the Financial Instruments and Exchange Act of Japan (Law No.25 of 1948, as amended, the “FIEA”).  The notes will not be offered or sold, directly or indirectly, in Japan or to or for the account or benefit of any resident of Japan (as defined under Item 5, Paragraph 1, Article 6 of the Foreign Exchange and Foreign Trade Act (Law No. 228 of 1949, as amended)) or to others for re-offering or resale, directly or indirectly, in Japan or to or for the account or benefit of a resident of Japan, except pursuant to an exemption from the registration requirements and otherwise in compliance with the FIEA and any other applicable laws, regulations and ministerial guidelines of Japan.

Hong Kong

WARNING: The contents of this product supplement, any accompanying index supplement and the accompanying prospectus have not been reviewed by any regulatory authority in Hong Kong.  You are advised to exercise caution in relation to the offer.  If you are in any doubt about any of the contents of this product supplement, any accompanying index supplement or the accompanying prospectus, you should obtain independent professional advice.

 None of the notes have been offered or sold or will be offered or sold in Hong Kong, by means of any document, other than (i) to “professional investors” as defined in the Securities and Futures Ordinance (Chapter 571 of the Laws of Hong Kong) (the “SFO”) and any rules made under that Ordinance or (ii) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32 of the Laws of Hong Kong) or which do not constitute an offer to the public within the meaning of that Ordinance.  No person has issued or may issue or had or may have in its possession for the purposes of issue, whether in Hong Kong or elsewhere, any advertisement, invitation or document relating to the notes, which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the applicable securities law of Hong Kong) other than with respect to the notes which are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the SFO and any rules made under that Ordinance.

Singapore

None of this product supplement, any accompanying index supplement and the accompanying prospectus have been registered as a prospectus under the Securities and Futures Act, Chapter 289 of Singapore, as amended (the “SFA”), by the Monetary Authority of Singapore and the notes will be offered pursuant to exemptions under the SFA.  Accordingly, none of this product supplement, any accompanying index supplement and the accompanying prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the notes may be circulated or distributed, nor may the notes be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor as defined in Section 4A of the SFA (an “Institutional Investor”) pursuant to Section 274 of the SFA, (ii) to a relevant person as defined in Section 275(2) of the SFA (a “Relevant Person”), or to any person pursuant to an offer referred to in Section 275(1A) of the SFA, and in accordance with the conditions specified in Section 275 of the SFA, or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable exemption or provision of the SFA.  Where notes are subscribed or purchased pursuant to an offer made in reliance on Section 275 by a Relevant Person which is:

(a) a corporation (which is not an accredited investor as defined in Section 4A of the SFA (an “Accredited Investor”)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an Accredited Investor; or

(b) a trust (where the trustee is not an Accredited Investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an Accredited Investor,

the securities (as defined in Section 239(1) of the SFA) of that corporation or the beneficiaries’ rights and interests (howsoever described) in that trust shall not be transferred for six months after that corporation or that trust has acquired the notes pursuant to an offer made under Section 275 of the SFA except:

(1) to an Institutional Investor or to a Relevant Person, or to any person arising from an offer referred to in Section 275(1A) of the SFA (in the case of that corporation) or Section 276(4)(i)(B) of the SFA (in the case of that trust);

(2)  where no consideration is or will be given for the transfer;

(3)  where the transfer is by operation of law; or

(4) pursuant to Section 276(7) of the SFA or Regulation 32 of the Securities and Futures (Offers of Investments) (Shares and Debentures) Regulations.

Switzerland

The notes may not be offered or sold, directly or indirectly, in or from Switzerland except in circumstances that will not result in the offer of the notes being a public offering in Switzerland within the meaning of the Swiss Federal Code of Obligations (“CO”). None of this product supplement, any accompanying index supplement, the accompanying prospectus or any other offering or marketing material relating to the notes constitutes a prospectus as that term is understood pursuant to Article 652a or 1156 CO or a listing prospectus pursuant to the listing rules of SIX Swiss Exchange, and none of this product supplement, any accompanying index supplement, the accompanying prospectus or any other offering material relating to the notes may be publicly distributed or otherwise made publicly available in Switzerland. The notes are not authorized by or registered with the Swiss Financial Market Supervisory Authority as a foreign collective investment scheme. Therefore, investors do no benefit from protection under the Swiss Federal Act on Collective Investment Schemes or supervision by the Swiss Financial Market Supervisory Authority.